J.P. Morgan Mortgage Acquisition Corp. Trust 2006-NC1

Asset Backed Pass-Through Certificates, Series 2006-NC1

$345,251,000 (Approximate)

Subject to Revision

April 3, 2006 – Free Writing Prospectus for Class A-1

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

JPMORGAN

New Issue Free Writing Prospectus

$345,251,000

(Approximate)

J.P. Morgan Mortgage Acquisition Corp. 2006-NC1

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

New Century Mortgage Corporation

Originator

JPMorgan Chase Bank, N.A.

Servicer

Asset Backed Pass-Through Certificates, Series 2006-NC1

April 3, 2006

Expected Timing:	Pricing Date:	On or about April 5, 2006
	Closing Date:	On or about April [27], 2006
	First Payment Date:	May 25, 2006, or first business day thereafter

Structure:	Bond Structure	$910,500,000 (approximate) senior/subordinate structure, floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Free Writing Prospectus for
JPMAC 2006-NC1

Preliminary Term Sheet

Date Prepared: April 3, 2006

$345,251,000 (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Corp. 2006-NC1

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(2,3,4)	Amount ($) (1)	Call/Mat(5)	(Months) Call/Mat(2) CallWindow(3)*	(Moody’s/S&P/Fitch)	Distribution Date (6)	Type (3)
A-1	345,251,000	2.25 / 2.46	1-78 / 1-195	Aaa/AAA/AAA	April 2036	Fltg Rate Group I Senior
A-2	192,137,000	Not Marketed Hereby		Aaa/AAA/AAA	January 2032	Fltg Rate Group II Senior Sequential
A-3	71,443,000	Not Marketed Hereby		Aaa/AAA/AAA	April 2036	Fltg Rate Group II Senior Sequential
A-4	79,871,000	Not Marketed Hereby		Aaa/AAA/AAA	April 2036	Fltg Rate Group II Senior Sequential
A-5	43,143,000	Not Marketed Hereby		Aaa/AAA/AAA	April 2036	Fltg Rate Group II Senior Sequential
M-1	42,803,000	Not Marketed Hereby		Aa1/AA+/AA+	April 2036	Fltg Rate Mezzanine
M-2	30,707,000	Not Marketed Hereby		Aa2/AA/AA	April 2036	Fltg Rate Mezzanine
M-3	17,214,000	Not Marketed Hereby		Aa3/AA-/AA-	April 2036	Fltg Rate Mezzanine
M-4	13,958,000	Not Marketed Hereby		A1/A+/A+	April 2036	Fltg Rate Mezzanine
M-5	13,027,000	Not Marketed Hereby		A2/A/A	April 2036	Fltg Rate Mezzanine
M-6	13,492,000	Not Marketed Hereby		A3/A-/A-	April 2036	Fltg Rate Mezzanine
M-7	13,492,000	Not Marketed Hereby		Baa1/BBB+/BBB+	April 2036	Fltg Rate Mezzanine
M-8	10,701,000	Not Marketed Hereby		Baa2/BBB/BBB	April 2036	Fltg Rate Mezzanine
M-9	7,909,000	Not Marketed Hereby		Baa3/BBB-/BBB-	April 2036	Fltg Rate Mezzanine
M-10 (7)	6,048,000	Not Publicly Offered		Ba1/BB+/BB+	April 2036	Fltg Rate Subordinate
M-11 (7)	9,304,000	Not Publicly Offered		Ba2/BB/BB	April 2036	Fltg Rate Subordinate
Total:	$910,500,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1 Certificate is backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, and Class M-11 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

The margins on the Senior Certificates will double, and the margins on the Mezzanine and Subordinate Certificates will increase to 1.5 times the original margin on the first Distribution Date after the first possible Optional Termination Date.

(4)

The Offered Certificates will be subject to the applicable rate cap as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class A-2 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution date for the Class A-2 Certificates is calculated assuming a prepayment assumption of 0% and adding one month.

(7)

The Class M-10 and Class M-11 Certificates will be privately placed and will not be offered pursuant to the prospectus.  Information presented herein for the Class M-10 and Class M-11 Certificates is solely to assist purchasers of the Offered Certificates.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Corp. Trust 2006-NC1, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator:

New Century Mortgage Corporation

Interim Servicer:

New Century is expected to act as Interim servicer, until May 1, 2006.

Servicer:

JPMorgan Chase Bank, N.A.

Lead Manager:

J.P. Morgan Securities Inc.

Securities Administrator:

JPMorgan Chase Bank, National Association

Trustee:

U.S. Bank National Association

Swap Provider:

JPMorgan Chase Bank, National Association

Custodian:

J.P. Morgan Trust Company, National Association

Trust Oversight Manager:

Pentalpha Surveillance LLC

Senior Certificates:

The Class A-1 Certificates (collectively, the “Group I Certificates”) and the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Group II Certificates”).

Mezzanine Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:

The Class M-10 and Class M-11 Certificates.

Floating Rate Certificates:

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Offered Certificates:

The Class A-1 Certificates.

Non-Offered Certificates:

The Group II Certificates, Mezzanine Certificates, Subordinate Certificates, Class C, Class P and Residual Certificates.

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

April 1, 2006

Expected Pricing Date:

On or about April 5, 2006

Expected Closing Date:

On or about April 27, 2006

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day)

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

0.50% per annum of the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period.

Trust Oversight Manager

 Fee:

Approximately 0.015% per annum on the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period, subject to a monthly minimum of $1,250.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Securities Administrator

 Fee:

Approximately 0.004% per annum on the aggregate principal balance of the Mortgage Loans, subject to a monthly minimum of $500, together with the Servicing Fee, the Custodian Fee and the Trust Oversight Manager Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fees are calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:       100% PPC (100% PPC: 4.00% - 20.00% CPR over 12 months)

ARM Loans:      100% PPC (100% PPC: 2% - 30% CPR over 12 months and remaining constant at 30% CPR through month 22, remaining constant at 50% CPR for months 23 through 27, and then remaining constant at 35% CPR for months 28 and thereafter)

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $930,509,120, of which: (i) approximately $438,971,249 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac or Fannie Mae balance limitations  (the “Group I Mortgage Loans”), and (ii) approximately $491,537,872 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 32.98% of the first-lien mortgage loans are subject to a second-lien mortgage loan (“Silent Second”) that was originated at the same time as the first-lien mortgage loan.  The weighted average combined original loan-to-value ratio of the mortgage loans, including the Silent Seconds, is 86.72%.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

The Class A-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-6 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-6 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-6 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-7 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-7 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-7 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-8 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-8 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-8 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-9 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-9 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-9 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-10 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-10 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-10 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-11 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-11 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-11 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Maximum Rate Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans (the “Net Swap Payment Rate”).

If investor interest payments are limited by the Maximum Rate Cap, they will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class or classes of the Senior Certificates, the Mezzanine Certificates or the Subordinate Certificates is limited by the Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class or classes of the Senior Certificates,  the Mezzanine Certificates or the Subordinate Certificates had not been so limited by the Net WAC Cap, up to but not exceeding the Maximum Rate Cap, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Cap Amount:

For any Distribution Date and Class of Certificates, an amount calculated by multiplying the related Certificate principal balance by the Maximum Rate Cap.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related Fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied and ending on the last day of the prior calendar month. The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that this amount does not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on Simple Interest Loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amount

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the Available Funds, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment, if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Mezzanine and Subordinate Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior, Mezzanine, and Subordinate Certificates and the Class P Certificates.  On the Closing Date, the O/C will be equal to approximately 2.15% the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to maintain O/C until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately

2.15% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately

4.30% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)   the later to occur of

  (x)   the Distribution Date occurring in May 2009 and

  (y)   the first Distribution Date on which the Senior Credit Enhancement Percentage  is greater than or equal to 42.70%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [37.47%] of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
May 2008 – April 2009	[1.20%]
May 2009 – April 2010	[2.65%]
May 2010 – April 2011	[4.15%]
May 2011 – April 2012	[5.35%]
May 2012 and thereafter	[6.00% ]

Expected Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	21.35%	42.70%
M-1	16.75%	33.50%
M-2	13.45%	26.90%
M-3	11.60%	23.20%
M-4	10.10%	20.20%
M-5	8.70%	17.40%
M-6	7.25%	14.50%
M-7	5.80%	11.60%
M-8	4.65%	9.30%
M-9	3.80%	7.60%
M-10	3.15%	6.30%
M-11	2.15%	4.30%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates, then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Principal Paydown:

Senior Certificates:

1)

Principal allocable to the Group I Certificates will be distributed to the Class A-1    Certificates until its certificate principal balance is paid to zero.

2)

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the subordinate and mezzanine certificates has been reduced to zero, distributions to the Group II Certificates shall be made concurrently to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on certificate principal balance.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates x) the Class M-10 Certificates and then xi) the Class M-11 Certificates.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates based on the principal collected in the related loan group, such that the Senior Certificates will have at least 42.70% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least  33.50% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 26.90% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least  23.20% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 20.20% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 17.40% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 14.50%  credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 11.60% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 9.30% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 7.60 % credit enhancement, eleventh to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 6.30% credit enhancement, twelfth to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 4.30% credit enhancement (subject, in each case, to any overcollateralization floors).

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement)) owed to the Swap Provider and other fees and expenses of the Trust, including payments, reimbursements and indemnities of the Servicer, the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager.

From Available Funds for the related loan group, to pay interest on the Senior Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then from Available Funds from both loan groups to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From Available Funds for the related loan group, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Mezzanine and Subordinate Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any, to pay any current Realized Losses to the Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Excess Cashflow, if any, to pay unpaid interest shortfall amounts to Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From Excess Cashflow, to the Net WAC Reserve Fund if any, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates in the same order of priority as described below.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, any Relief Act Shortfalls.

From Excess Cashflow, if any, certain reimbursements to the transaction parties.

From Excess Cashflow, if any, sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

From Excess Cashflow, if any, to pay the Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Excess Cashflow, if any, to pay any remaining amount to the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any current Realized Losses to the Senior, Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account, to pay any principal first, on the Senior Certificates, pro rata, and second, on the Mezzanine and Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From the Swap Account, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, and Relief Act Shortfalls.

From the Swap Account certain reimbursements to the transaction parties.

From the Swap Account sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

Swap Agreement:

On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $895,151,174 Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to [TBD] per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account will be distributed to the Senior, Mezzanine and Subordinate Certificates, any related unpaid Net WAC Cap Carryover Amount (in each case only up to a maximum amount equal to the Cap Amount for the related class) distributed in the following order of priority:

i)

to the Senior Certificates, on a pro rata basis based on their respective Cap Amounts.

ii)

to the Class M-1 Certificates.

iii)

to the Class M-2 Certificates.

iv)

to the Class M-3 Certificates.

v)

to the Class M-4 Certificates.

vi)

to the Class M-5 Certificates.

vii)

to the Class M-6 Certificates.

viii)

to the Class M-7 Certificates.

ix)

to the Class M-8 Certificates.

x)

to the Class M-9 Certificates.

xi)

to the Class M-10 Certificates.

xii)

to the Class M-11 Certificates.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
May 25, 2006	895,151,174.11	March 25, 2009	60,997,830.54
June 25, 2006	885,350,310.41	April 25, 2009	59,285,608.68
July 25, 2006	872,595,019.83	May 25, 2009	57,640,033.54
August 25, 2006	856,880,033.80	June 25, 2009	56,035,461.56
September 25, 2006	838,226,417.44	July 25, 2009	54,471,162.83
October 25, 2006	816,682,930.07	August 25, 2009	52,946,401.13
November 25, 2006	807,681,477.57	September 25, 2009	51,460,435.53
December 25, 2006	780,630,011.70	October 25, 2009	50,012,520.77
January 25, 2007	751,079,523.44	November 25, 2009	48,601,909.78
February 25, 2007	719,387,336.15	December 25, 2009	47,227,852.90
March 25, 2007	685,997,290.94	January 25, 2010	45,889,600.42
April 25, 2007	654,153,538.20	February 25, 2010	44,407,008.05
May 25, 2007	623,785,352.42	March 25, 2010	42,931,968.05
June 25, 2007	594,823,079.25	April 25, 2010	41,501,010.38
July 25, 2007	567,200,392.37
August 25, 2007	540,854,133.29
September 25, 2007	515,718,982.26
October 25, 2007	491,741,204.99
November 25, 2007	468,740,480.18
December 25, 2007	446,500,550.87
January 25, 2008	424,696,663.54
February 25, 2008	378,795,292.31
March 25, 2008	87,432,023.84
April 25, 2008	83,463,232.77
May 25, 2008	79,961,396.75
June 25, 2008	76,696,427.05
July 25, 2008	73,599,008.73
August 25, 2008	70,608,254.53
September 25, 2008	67,717,938.82
October 25, 2008	64,897,246.69
November 25, 2008	62,185,730.30
December 25, 2008	58,900,736.66
January 25, 2009	54,765,241.37
February 25, 2009	61,008,294.53

Net WAC Cap and Effective Rate Schedule

Period	Payment Date	Net WAC Cap(%)(1)(2)	Effective Rate(%)(1)(3)	Period	Payment Date	Net WAC Cap (%)(1)(2)	Effective Rate(%)(1)(3)
1	May 25, 2006	8.19	22.53	45	January 25, 2010	11.27	13.98
2	June 25, 2006	7.40	21.83	46	February 25, 2010	11.27	13.98
3	July 25, 2006	7.65	21.85	47	March 25, 2010	13.15	15.75
4	August 25, 2006	7.40	21.66	48	April 25, 2010	11.85	14.54
5	September 25, 2006	7.40	21.54	49	May 25, 2010	12.22	12.22
6	October 25, 2006	7.65	21.49	50	June 25, 2010	11.81	11.81
7	November 25, 2006	7.40	21.50	51	July 25, 2010	12.19	12.19
8	December 25, 2006	7.65	21.41	52	August 25, 2010	11.77	11.77
9	January 25, 2007	7.40	21.10	53	September 25, 2010	11.75	11.75
10	February 25, 2007	7.40	20.87	54	October 25, 2010	12.12	12.12
11	March 25, 2007	8.19	20.93	55	November 25, 2010	11.70	11.70
12	April 25, 2007	7.40	20.35	56	December 25, 2010	12.06	12.06
13	May 25, 2007	7.64	20.20	57	January 25, 2011	11.66	11.66
14	June 25, 2007	7.40	19.85	58	February 25, 2011	11.64	11.64
15	July 25, 2007	7.64	19.72	59	March 25, 2011	12.86	12.86
16	August 25, 2007	7.39	19.36	60	April 25, 2011	11.58	11.58
17	September 25, 2007	7.39	19.13	61	May 25, 2011	11.94	11.94
18	October 25, 2007	7.64	19.02	62	June 25, 2011	11.53	11.53
19	November 25, 2007	7.39	18.67	63	July 25, 2011	11.88	11.88
20	December 25, 2007	7.64	18.57	64	August 25, 2011	11.47	11.47
21	January 25, 2008	7.39	18.21	65	September 25, 2011	11.44	11.44
22	February 25, 2008	7.41	17.55	66	October 25, 2011	11.80	11.80
23	March 25, 2008	9.05	11.45	67	November 25, 2011	11.39	11.39
24	April 25, 2008	8.45	10.92	68	December 25, 2011	11.74	11.74
25	May 25, 2008	8.72	11.17	69	January 25, 2012	11.33	11.33
26	June 25, 2008	8.42	10.92	70	February 25, 2012	11.30	11.30
27	July 25, 2008	8.70	11.14	71	March 25, 2012	12.05	12.05
28	August 25, 2008	8.43	10.88	72	April 25, 2012	11.24	11.24
29	September 25, 2008	9.44	11.86	73	May 25, 2012	11.59	11.59
30	October 25, 2008	9.74	12.12	74	June 25, 2012	11.18	11.18
31	November 25, 2008	9.42	11.79	75	July 25, 2012	11.53	11.53
32	December 25, 2008	9.73	12.02	76	August 25, 2012	11.13	11.13
33	January 25, 2009	9.42	11.64	77	September 25, 2012	11.10	11.10
34	February 25, 2009	9.44	12.00	78	October 25, 2012	11.44	11.44
35	March 25, 2009	11.54	14.08
36	April 25, 2009	10.41	13.05
37	May 25, 2009	10.74	13.36
38	June 25, 2009	10.38	13.04
39	July 25, 2009	10.72	13.36
40	August 25, 2009	10.39	13.07
41	September 25, 2009	11.34	14.02
42	October 25, 2009	11.69	14.36
43	November 25, 2009	11.30	13.99
44	December 25, 2009	11.66	14.33

 (1) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(2) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(3) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-1
WAL	23.32	4.54	2.25	1.31	1.04
Principal Window	1 - 358	1 - 162	1 - 78	1 - 32	1 - 24
# months	358	162	78	32	24

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-1
WAL	23.32	4.91	2.46	1.31	1.04
Principal Window	1 - 358	1 - 338	1 - 195	1 - 32	1 - 24
# months	358	338	195	32	24

EXCESS SPREAD (1,2)

Period	STATIC Excess Spread %	FORWARD Excess Spread %	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	Period	STATIC Excess Spread %	FORWARD Excess Spread %	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %
1	2.74	2.74	4.829	5.110	46	4.42	4.23	5.164	5.223
2	2.38	2.38	4.969	5.167	47	4.83	4.66	5.164	5.224
3	2.40	2.39	5.066	5.211	48	4.40	4.21	5.164	5.225
4	2.38	2.37	5.092	5.241	49	4.58	4.33	5.169	5.226
5	2.38	2.37	5.162	5.255	50	4.40	4.14	5.169	5.226
6	2.40	2.38	5.209	5.260	51	4.56	4.30	5.170	5.227
7	2.38	2.37	5.176	5.254	52	4.37	4.11	5.170	5.226
8	2.40	2.38	5.224	5.241	53	4.36	4.10	5.170	5.226
9	2.38	2.35	5.245	5.220	54	4.51	4.26	5.169	5.225
10	2.38	2.35	5.172	5.196	55	4.33	4.07	5.169	5.224
11	2.46	2.42	5.195	5.180	56	4.49	4.24	5.169	5.242
12	2.38	2.34	5.172	5.163	57	4.30	4.04	5.168	5.262
13	2.41	2.38	5.103	5.149	58	4.29	4.03	5.168	5.280
14	2.38	2.34	5.099	5.145	59	4.78	4.60	5.166	5.299
15	2.42	2.37	5.095	5.141	60	4.26	4.05	5.165	5.319
16	2.38	2.33	5.092	5.137	61	4.41	4.10	5.276	5.340
17	2.38	2.33	5.088	5.133	62	4.23	3.90	5.279	5.342
18	2.42	2.37	5.083	5.128	63	4.39	4.07	5.280	5.343
19	2.37	2.32	5.080	5.124	64	4.20	3.87	5.281	5.344
20	2.42	2.37	5.075	5.127	65	4.19	3.88	5.283	5.346
21	2.37	2.31	5.072	5.131	66	4.34	4.05	5.284	5.345
22	2.39	2.32	5.067	5.136	67	4.16	3.85	5.285	5.346
23	3.82	3.64	5.062	5.142	68	4.31	4.02	5.286	5.341
24	3.52	3.33	5.059	5.147	69	4.13	3.82	5.287	5.336
25	3.64	3.43	5.101	5.154	70	4.12	3.80	5.288	5.330
26	3.49	3.26	5.100	5.153	71	4.44	4.14	5.288	5.324
27	3.62	3.40	5.100	5.151	72	4.09	3.76	5.288	5.318
28	3.49	3.27	5.098	5.150	73	4.24	3.96	5.255	5.312
29	4.36	4.16	5.097	5.149	74	4.07	3.77	5.254	5.312
30	4.50	4.30	5.096	5.147	75	4.23	3.95	5.253	5.311
31	4.34	4.14	5.094	5.145	76	4.06	3.76	5.254	5.311
32	4.48	4.28	5.092	5.156	77	4.05	3.75	5.253	5.310
33	4.34	4.14	5.092	5.166	78	4.22	3.93	5.251	5.308
34	4.34	4.15	5.090	5.178
35	4.93	4.80	5.087	5.190
36	4.50	4.35	5.086	5.202
37	4.63	4.43	5.156	5.216
38	4.40	4.20	5.157	5.217
39	4.59	4.38	5.159	5.219
40	4.46	4.25	5.160	5.219
41	4.45	4.26	5.161	5.219
42	4.59	4.40	5.162	5.219
43	4.44	4.24	5.163	5.220
44	4.57	4.38	5.164	5.222
45	4.43	4.23	5.164	5.222

(1)      Assumes the pricing prepayment speed to call.

(2)

Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, the Trust Oversight Manager Fee, and Securities Administrator Fee), less aggregate interest on the Certificates plus net swap payments divided by (b) aggregate principal balance of the Mortgage Loans as of the beginning period.

Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
M-1	41.7	19.6	27.4	20.5	20.4	21.1
M-2	31.9	16.9	21.8	17.7	16.5	18.2
M-3	27.3	15.4	19.0	16.1	14.5	16.5
M-4	23.9	14.1	16.8	14.7	13.0	15.2
M-5	21.0	12.9	14.9	13.5	11.6	13.9
M-6	18.1	11.7	13.1	12.2	10.2	12.6
M-7	15.4	10.4	11.2	10.8	8.8	11.1
M-8	13.4	9.3	9.8	9.7	7.8	10.1
M-9	11.9	8.5	8.8	8.9	6.9	9.1

Assumptions:

(1)

Pricing Prepayment Assumption, default is in addition to voluntary prepay

(2)

Forward LIBOR

(3)

12 month recovery lag

(4)

100% Servicer advance of delinquent principal and interest

(5)

To maturity

(6)

Trigger Event is in effect for every Distribution Date on or after the Stepdown Date

(7)

‘Break’ is first dollar of principal loss

Footnotes:

(a)

Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	$930,509,120	$29,964	$968,811
Average Scheduled Principal Balance	$221,076
Number of Mortgage Loans	4,209

Weighted Average Gross Coupon	8.170%	5.000%	13.900%
Weighted Average FICO Score	623	500	811
Weighted Average Combined Original LTV	80.50%	11.34%	100.00%
Weighted Average DTI	41.94%	0.09%	57.50%

Weighted Average Original Term	359	120	360
Weighted Average Stated Remaining Term	357	118	359
Weighted Average Seasoning	3	1	8

Weighted Average Gross Margin	6.197%	3.290%	8.560%
Weighted Average Minimum Interest Rate	8.264%	5.500%	12.950%
Weighted Average Maximum Interest Rate	15.256%	12.500%	19.950%
Weighted Average Initial Rate Cap	1.497%	1.000%	1.500%
Weighted Average Subsequent Rate Cap	1.497%	1.000%	1.500%
Weighted Average Months to Roll	22	17	35

Maturity Date		February 1, 2016	March 1, 2036
Maximum Zip Code Concentration	92336(0.49%)

ARM	80.79%
Fixed Rate	19.21%

Interest Only	7.35%	Single Family	72.66%
Not Interest Only	92.65%	Multi Family	8.80%
Weighted Average IO Term	60	Condo	6.72%
		PUD	11.82%
First Lien	97.48%
Second Lien	2.52%	Top 5 States:
		California	40.56%
Full Documentation	51.34%	Florida	8.21%
Limited Documentation	1.63%	New Jersey	5.62%
Stated Documentation	47.03%	New York	5.32%
		Massachusetts	4.19%
Purchase	40.73%
Cash Out Refinance	49.47%
Rate/Term Refinance	9.81%

Primary	88.77%
Investment	8.26%
Second / Vacation	2.97%

Current Principal Balance	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	91	3,859,348.12	0.41	10.609	346	92.27	626	39.65
50,001 - 100,000	739	55,926,566.46	6.01	9.336	354	82.39	609	38.80
100,001 - 150,000	800	99,618,584.10	10.71	8.653	355	79.16	606	39.53
150,001 - 200,000	619	108,352,239.76	11.64	8.391	357	77.89	607	41.64
200,001 - 250,000	507	114,060,974.68	12.26	8.206	357	78.67	615	42.41
250,001 - 300,000	443	121,796,095.37	13.09	7.942	357	79.38	618	41.76
300,001 - 350,000	290	94,469,070.80	10.15	7.889	357	80.03	626	42.34
350,001 - 400,000	245	91,567,552.51	9.84	8.078	357	81.83	625	43.15
400,001 - 450,000	161	68,294,668.39	7.34	7.848	357	82.41	644	43.82
450,001 - 500,000	122	57,988,509.32	6.23	7.881	357	82.75	641	42.53
500,001 - 550,000	79	41,390,811.37	4.45	7.625	355	82.61	650	43.38
550,001 - 600,000	49	28,278,502.18	3.04	7.758	357	82.89	641	41.50
600,001 - 650,000	29	18,143,794.83	1.95	7.650	357	82.95	651	42.30
650,001 - 700,000	7	4,712,041.93	0.51	7.983	357	85.91	647	45.96
700,001 - 750,000	17	12,451,954.47	1.34	8.034	357	83.42	647	43.47
750,001 - 800,000	1	781,697.87	0.08	9.350	358	85.00	566	43.71
800,001 - 850,000	4	3,296,583.23	0.35	7.769	358	80.59	675	47.63
850,001 - 900,000	3	2,630,021.91	0.28	7.738	358	80.00	645	38.06
950,001 - 1,000,000	3	2,890,102.89	0.31	7.768	358	83.35	650	46.01
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	349,081.27	0.04	5.000	356	82.35	732	51.05
5.500 - 5.999	70	23,583,508.33	2.53	5.826	354	76.73	653	41.51
6.000 - 6.499	225	63,334,648.04	6.81	6.276	355	77.61	649	43.59
6.500 - 6.999	376	101,249,834.53	10.88	6.763	356	77.72	636	41.61
7.000 - 7.499	415	105,299,092.50	11.32	7.274	357	80.13	629	42.96
7.500 - 7.999	704	177,060,626.92	19.03	7.772	357	79.59	630	42.57
8.000 - 8.499	465	106,167,304.44	11.41	8.242	357	80.30	626	41.75
8.500 - 8.999	594	130,167,827.22	13.99	8.737	357	80.68	611	42.06
9.000 - 9.499	358	69,615,489.54	7.48	9.235	357	81.26	612	40.77
9.500 - 9.999	399	74,134,475.15	7.97	9.733	357	83.42	600	40.51
10.000 - 10.499	193	30,020,812.46	3.23	10.201	356	83.42	590	40.73
10.500 - 10.999	169	25,456,989.15	2.74	10.722	356	85.56	598	41.20
11.000 - 11.499	87	10,784,836.12	1.16	11.236	357	88.65	609	39.87
11.500 - 11.999	58	4,957,619.57	0.53	11.760	357	89.82	611	39.69
12.000 - 12.499	57	5,023,880.08	0.54	12.205	355	94.57	620	42.26
12.500 - 12.999	33	2,946,343.95	0.32	12.725	357	98.41	622	39.84
13.000 - 13.499	2	176,860.16	0.02	13.177	357	100.00	585	45.05
13.500 - 13.999	3	179,890.76	0.02	13.723	358	100.00	630	45.40
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	299	52,616,280.84	5.65	9.389	357	73.52	513	42.69
525 - 549	329	60,600,424.63	6.51	8.802	357	73.35	536	41.02
550 - 574	385	78,955,235.04	8.49	8.518	357	76.94	562	41.34
575 - 599	554	112,123,762.09	12.05	8.337	357	80.61	588	41.90
600 - 624	721	157,230,345.13	16.90	7.885	357	80.76	612	41.71
625 - 649	754	172,959,627.68	18.59	7.962	356	81.96	637	42.24
650 - 674	533	135,615,110.35	14.57	7.942	356	82.43	661	42.23
675 - 699	303	74,804,929.70	8.04	7.894	355	83.23	686	42.02
700 - 724	168	43,063,023.61	4.63	7.864	356	83.84	711	43.11
725 - 749	92	22,331,108.12	2.40	7.990	357	84.00	735	39.71
750 - 774	51	13,841,120.45	1.49	8.436	355	84.20	762	42.97
775 - 799	16	5,762,021.07	0.62	7.623	357	85.65	785	40.72
800 - 824	4	606,131.48	0.07	8.932	357	91.02	802	38.55
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Combined Original LTV	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	118	17,081,050.95	1.84	7.880	355	41.58	578	40.45
50.01 - 55.00	67	12,214,002.86	1.31	7.926	355	52.87	586	41.67
55.01 - 60.00	110	21,993,325.40	2.36	7.794	354	58.09	591	41.03
60.01 - 65.00	160	33,368,093.20	3.59	7.774	355	63.37	594	39.85
65.01 - 70.00	194	39,916,068.66	4.29	8.151	354	68.60	586	41.68
70.01 - 75.00	288	64,983,631.93	6.98	8.145	356	73.86	586	42.38
75.01 - 80.00	1652	397,804,250.75	42.75	7.914	357	79.83	634	42.82
80.01 - 85.00	414	96,668,294.00	10.39	8.137	357	84.50	607	40.49
85.01 - 90.00	655	158,317,669.49	17.01	8.513	357	89.74	630	41.45
90.01 - 95.00	243	61,381,836.63	6.60	8.275	356	94.68	654	41.69
95.01 - 100.00	308	26,780,896.32	2.88	11.019	356	99.97	658	41.25
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	3	146,331.61	0.02	8.565	118	66.50	608	50.79
180	23	2,562,271.98	0.28	8.373	177	75.44	634	38.24
240	21	2,306,014.90	0.25	7.629	237	70.14	638	42.73
300	1	248,655.28	0.03	6.475	296	55.56	650	44.57
360	4,161	925,245,846.42	99.43	8.172	357	80.55	623	41.95
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	3	146,331.61	0.02	8.565	118	66.50	608	50.79
121 - 180	23	2,562,271.98	0.28	8.373	177	75.44	634	38.24
181 - 240	21	2,306,014.90	0.25	7.629	237	70.14	638	42.73
241 - 300	1	248,655.28	0.03	6.475	296	55.56	650	44.57
301 - 360	4,161	925,245,846.42	99.43	8.172	357	80.55	623	41.95
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Debt Ratio	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	121	21,233,448.46	2.28	8.633	357	80.21	616	12.96
20.01 - 25.00	145	26,565,713.15	2.85	8.386	356	78.65	616	22.67
25.01 - 30.00	258	44,598,053.23	4.79	8.144	357	79.62	618	27.69
30.01 - 35.00	405	79,529,850.47	8.55	8.213	356	79.81	620	32.82
35.01 - 40.00	627	131,347,794.39	14.12	8.264	356	79.95	625	37.82
40.01 - 45.00	898	206,060,244.87	22.14	8.188	356	81.02	625	42.77
45.01 - 50.00	1,456	354,942,390.31	38.14	8.155	357	82.32	628	48.02
50.01 - 55.00	286	63,777,767.25	6.85	7.767	356	72.61	597	52.35
55.01 - 60.00	13	2,453,858.06	0.26	7.185	357	69.23	620	56.54
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
ARM	3,183	751,727,557.97	80.79	8.264	358	80.34	619	41.97
Fixed Rate	1,026	178,781,562.22	19.21	7.775	352	81.16	639	41.81
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2/28 ARM	962	197,557,901.47	21.23	8.996	358	79.90	595	41.52
2/28 ARM Balloon	1,890	467,838,770.15	50.28	8.061	358	80.33	624	42.22
2/28 ARM IO	210	58,872,122.74	6.33	7.773	358	80.73	658	41.12
3/27 ARM	64	10,471,138.41	1.13	8.090	356	79.91	606	41.44
3/27 ARM Balloon	30	7,498,722.17	0.81	7.917	357	88.32	619	43.96
3/27 ARM IO	27	9,488,903.03	1.02	6.601	356	82.28	647	43.24
Fixed	762	106,641,286.45	11.46	8.297	349	82.79	637	40.70
30/40 Balloon	264	72,140,275.77	7.75	7.004	356	78.74	643	43.45
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	3,972	862,148,094.42	92.65	8.215	356	80.46	620	41.98
Interest Only	237	68,361,025.77	7.35	7.610	358	80.94	656	41.42
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	3,972	862,148,094.42	92.65	8.215	356	80.46	620	41.98
60	237	68,361,025.77	7.35	7.610	358	80.94	656	41.42
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,566	325,797,234.19	35.01	8.764	357	81.14	620	41.60
12	137	37,913,056.03	4.07	8.087	356	80.45	643	43.52
24	1,945	448,790,803.81	48.23	7.997	358	80.28	620	42.14
36	561	118,008,026.16	12.68	7.217	353	79.57	637	41.60
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First	3,911	907,051,878.79	97.48	8.089	357	80.00	622	41.95
Second	298	23,457,241.40	2.52	11.308	355	99.85	656	41.53
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	2,399	477,725,272.90	51.34	7.719	356	80.03	609	41.87
Limited Documentation	66	15,149,985.49	1.63	7.776	350	80.19	610	36.15
Stated Documentation	1,744	437,633,861.80	47.03	8.676	357	81.02	639	42.22
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	1,731	378,987,084.76	40.73	8.384	357	83.41	650	42.68
Cash-Out Refinance	2,071	460,279,384.88	49.47	8.085	356	77.89	600	41.19
Rate / Term Refinance	407	91,242,650.55	9.81	7.718	356	81.60	628	42.66
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	3,111	676,091,509.04	72.66	8.136	356	80.04	618	41.78
Multi Family	284	81,917,340.49	8.80	8.181	357	81.45	648	42.85
PUD	513	110,000,544.91	11.82	8.334	356	82.39	627	42.34
Condo	301	62,499,725.75	6.72	8.238	357	80.86	637	41.75
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary	3,686	826,040,104.33	88.77	8.053	356	79.99	619	42.37
Investment	384	76,876,110.45	8.26	9.216	358	85.14	656	37.57
Second/Vacation	139	27,592,905.41	2.97	8.764	357	82.80	659	41.26
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
AA	3,236	735,464,120.81	79.04	8.030	356	81.77	635	42.08
A+	360	80,319,761.13	8.63	8.329	358	79.89	595	41.45
A-	209	44,802,764.50	4.81	8.524	357	76.59	576	41.45
B	197	36,291,650.61	3.90	9.098	355	73.45	558	41.29
C	192	31,225,307.36	3.36	9.281	357	67.32	553	40.90
C-	15	2,405,515.78	0.26	10.816	357	62.16	553	47.52
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	42	3,833,089.42	0.41	9.227	358	83.60	594	41.80
Alaska	10	1,895,858.02	0.20	8.626	358	81.73	593	38.34
Arizona	183	34,005,056.57	3.65	8.410	356	80.93	617	40.65
Arkansas	23	2,674,782.64	0.29	8.623	358	85.64	613	37.75
California	1,193	377,415,142.09	40.56	7.842	357	79.45	629	42.49
Colorado	47	8,763,821.94	0.94	7.967	357	84.12	627	40.32
Connecticut	53	11,056,174.36	1.19	8.519	349	80.36	606	40.50
Delaware	9	1,636,107.74	0.18	8.978	358	80.40	598	37.13
District Of Columbia	4	1,175,874.45	0.13	8.495	358	86.45	621	42.85
Florida	424	76,441,230.50	8.21	8.610	356	80.60	623	41.33
Georgia	120	17,613,222.25	1.89	8.594	357	83.44	608	40.31
Hawaii	55	18,077,863.29	1.94	7.148	356	82.39	669	43.10
Idaho	22	3,132,164.94	0.34	8.536	358	81.24	628	40.94
Illinois	154	28,235,195.00	3.03	8.506	358	82.04	611	42.09
Indiana	25	2,631,926.49	0.28	8.148	357	85.49	623	36.87
Iowa	22	1,769,388.52	0.19	8.543	358	83.03	614	37.63
Kansas	15	1,844,721.56	0.20	9.250	357	81.24	598	39.82
Kentucky	8	689,820.08	0.07	8.072	338	81.90	603	35.34
Louisiana	10	1,116,651.79	0.12	8.417	357	80.99	618	36.16
Maine	25	4,581,066.94	0.49	9.146	358	84.02	590	39.94
Maryland	128	27,483,381.75	2.95	8.324	356	78.43	597	42.73
Massachusetts	141	38,991,680.22	4.19	8.256	357	80.76	616	42.28
Michigan	77	8,297,515.43	0.89	9.006	356	82.54	598	41.31
Minnesota	42	6,946,309.20	0.75	8.072	353	79.96	633	39.66
Mississippi	15	1,805,907.79	0.19	8.444	357	85.09	602	45.01
Missouri	27	3,708,512.37	0.40	9.350	352	82.03	607	42.19
Montana	6	746,531.51	0.08	8.122	357	84.07	607	36.22
Nebraska	8	684,997.12	0.07	9.170	358	88.46	606	31.53
Nevada	90	18,108,630.16	1.95	8.286	357	82.82	650	43.16
New Hampshire	10	2,180,312.68	0.23	9.069	351	80.58	573	45.04
New Jersey	202	52,297,632.72	5.62	8.446	356	80.25	620	43.06
New Mexico	32	5,480,047.31	0.59	8.464	357	80.76	605	42.79
New York	178	49,474,440.12	5.32	7.927	357	80.31	643	43.21
North Carolina	29	3,638,939.58	0.39	8.697	358	82.26	608	42.64
North Dakota	3	250,326.73	0.03	9.494	358	90.02	682	22.64
Ohio	71	7,511,269.60	0.81	9.043	358	86.61	599	36.69
Oklahoma	15	1,529,006.02	0.16	8.054	357	81.88	620	36.59
Oregon	42	7,329,357.81	0.79	8.138	356	81.88	620	39.27
Pennsylvania	49	7,114,203.28	0.76	8.531	354	80.19	601	40.72
Rhode Island	16	3,720,283.77	0.40	8.895	358	85.83	615	43.75
South Carolina	41	5,322,106.16	0.57	8.595	357	82.19	603	37.12
South Dakota	1	60,690.07	0.01	9.500	358	75.00	519	31.61
Tennessee	41	4,750,541.99	0.51	8.545	352	80.52	624	40.60
Texas	268	32,278,397.94	3.47	8.640	349	79.84	599	40.66
Utah	35	6,378,035.81	0.69	8.730	354	81.81	639	43.14
Vermont	1	247,235.58	0.03	9.125	358	90.00	651	38.63
Virginia	58	11,557,903.48	1.24	8.029	357	83.53	622	41.44
Washington	69	15,047,910.41	1.62	7.917	357	81.91	622	41.49
West Virginia	3	389,978.32	0.04	9.095	357	85.32	683	37.35
Wisconsin	66	8,527,963.33	0.92	8.935	358	79.16	591	39.31
Wyoming	1	59,913.34	0.01	7.200	356	80.00	717	39.28
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
3.000 - 3.499	2	164,638.18	0.02	9.551	358	76.44	561	49.82
3.500 - 3.999	1	173,675.80	0.02	7.450	353	90.00	728	28.24
4.000 - 4.499	2	283,199.18	0.04	9.770	357	67.59	505	38.68
5.000 - 5.499	5	1,144,150.65	0.15	7.452	355	81.32	639	44.23
5.500 - 5.999	933	217,073,728.20	28.88	7.792	357	80.40	621	42.73
6.000 - 6.499	1,904	463,998,749.16	61.72	8.344	358	81.36	626	41.61
6.500 - 6.999	188	39,856,986.64	5.30	9.137	358	76.35	577	42.66
7.000 - 7.499	144	27,543,086.80	3.66	9.399	358	68.57	558	40.84
7.500 - 7.999	2	495,451.88	0.07	8.371	358	77.59	586	47.94
8.000 - 8.499	1	534,891.48	0.07	7.990	358	80.00	653	48.80
8.500 - 8.999	1	459,000.00	0.06	8.250	358	89.13	603	42.20
Total:	3,183	751,727,557.97	100.00	8.264	358	80.34	619	41.97

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	46	15,688,898.53	2.09	5.752	357	76.85	651	41.73
6.000 - 6.499	62	15,856,015.48	2.11	6.304	357	75.39	640	45.09
6.500 - 6.999	254	71,656,996.40	9.53	6.781	357	77.36	633	42.12
7.000 - 7.499	336	88,638,508.32	11.79	7.284	357	80.67	628	43.42
7.500 - 7.999	606	158,062,167.70	21.03	7.776	358	79.82	629	42.58
8.000 - 8.499	407	97,568,761.86	12.98	8.242	358	80.49	627	41.73
8.500 - 8.999	521	118,723,532.67	15.79	8.735	358	80.60	610	42.01
9.000 - 9.499	326	65,305,299.69	8.69	9.234	358	81.33	612	40.87
9.500 - 9.999	309	65,336,827.93	8.69	9.726	358	83.24	599	40.43
10.000 - 10.499	146	25,120,946.83	3.34	10.197	358	82.03	583	40.36
10.500 - 10.999	107	20,215,970.65	2.69	10.708	358	83.75	588	41.13
11.000 - 11.499	43	6,769,168.56	0.90	11.236	358	82.21	575	38.13
11.500 - 11.999	11	1,520,721.96	0.20	11.751	358	68.85	545	37.79
12.000 - 12.499	7	1,094,124.56	0.15	12.181	358	77.17	551	43.15
12.500 - 12.999	2	169,616.83	0.02	12.731	357	72.43	512	40.32
Total:	3,183	751,727,557.97	100.00	8.264	358	80.34	619	41.97

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
12.500 - 12.999	48	15,931,976.55	2.12	5.768	357	77.01	651	41.66
13.000 - 13.499	63	16,032,284.27	2.13	6.312	357	75.44	640	45.06
13.500 - 13.999	254	71,747,964.90	9.54	6.786	357	77.34	633	42.16
14.000 - 14.499	337	88,759,862.71	11.81	7.287	357	80.71	628	43.37
14.500 - 14.999	609	158,978,214.37	21.15	7.782	358	79.84	629	42.51
15.000 - 15.499	415	99,233,103.62	13.20	8.263	358	80.47	626	41.80
15.500 - 15.999	520	118,458,695.72	15.76	8.745	358	80.63	610	42.12
16.000 - 16.499	318	63,602,466.17	8.46	9.237	358	81.37	612	40.75
16.500 - 16.999	307	65,044,844.08	8.65	9.736	358	83.10	599	40.42
17.000 - 17.499	144	24,861,815.41	3.31	10.196	358	81.98	583	40.46
17.500 - 17.999	105	19,522,698.26	2.60	10.707	358	84.03	590	40.86
18.000 - 18.499	43	6,769,168.56	0.90	11.236	358	82.21	575	38.13
18.500 - 18.999	11	1,520,721.96	0.20	11.751	358	68.85	545	37.79
19.000 - 19.499	7	1,094,124.56	0.15	12.181	358	77.17	551	43.15
19.500 - 19.999	2	169,616.83	0.02	12.731	357	72.43	512	40.32
Total:	3,183	751,727,557.97	100.00	8.264	358	80.34	619	41.97

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	21	4,211,564.80	0.56	9.189	358	84.18	588	40.58
1.500	3,162	747,515,993.17	99.44	8.259	358	80.32	619	41.98
Total:	3,183	751,727,557.97	100.00	8.264	358	80.34	619	41.97

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	21	4,211,564.80	0.56	9.189	358	84.18	588	40.58
1.500	3,162	747,515,993.17	99.44	8.259	358	80.32	619	41.98
Total:	3,183	751,727,557.97	100.00	8.264	358	80.34	619	41.97

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
16 - 18	3	739,337.40	0.10	7.238	354	82.32	620	41.67
19 - 21	864	208,661,090.25	27.76	7.838	357	79.48	618	42.39
22 - 24	2,195	514,868,366.71	68.49	8.478	358	80.55	620	41.76
28 - 30	26	5,144,974.56	0.68	6.495	354	83.73	640	43.32
31 - 33	43	12,190,699.83	1.62	7.137	356	83.77	634	43.27
34 - 36	52	10,123,089.22	1.35	8.524	358	81.77	603	41.83
Total:	3,183	751,727,557.97	100.00	8.264	358	80.34	619	41.97

Group 1 Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	438,971,249	49,269	633,535
Average Scheduled Principal Balance	193,039
Number of Mortgage Loans	2,274

Weighted Average Gross Coupon	8.170%	5.000%	12.200%
Weighted Average FICO Score	623	500	802
Weighted Average Combined Original LTV	80.50%	42.42%	100.00%
Weighted Average DTI	41.27%	1.54%	57.50%

Weighted Average Original Term	359	120	360
Weighted Average Stated Remaining Term	356	118	359
Weighted Average Seasoning	3	1	8

Weighted Average Gross Margin	6.193%	3.290%	7.990%
Weighted Average Minimum Interest Rate	8.356%	5.500%	12.200%
Weighted Average Maximum Interest Rate	15.346%	12.500%	19.200%
Weighted Average Initial Rate Cap	1.497%	1.000%	1.500%
Weighted Average Subsequent Rate Cap	1.497%	1.000%	1.500%
Weighted Average Months to Roll	22	17	35

Maturity Date		February 1, 2016	March 1, 2036
Maximum Zip Code Concentration	90044(0.58%)

ARM	80.51%
Fixed Rate	19.49%

Interest Only	5.30%	Single Family	71.25%
Not Interest Only	94.70%	Multi Family	11.13%
Weighted Average IO Term	60	Condo	6.18%
		PUD	11.44%
First Lien	100.00%
Second Lien	0.00%	Top 5 States:
		California	28.07%
Full Documentation	56.49%	Florida	9.37%
Limited Documentation	1.37%	New Jersey	5.62%
Stated Documentation	42.14%	New York	5.20%
		Massachusetts	4.88%
Purchase	21.57%
Cash Out Refinance	64.12%
Rate/Term Refinance	14.30%

Primary	80.43%
Investment	14.99%
Second / Vacation	4.58%

Current Principal Balance	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	10	498,567.80	0.11	8.417	346	68.27	616	34.59
50,001 - 100,000	439	33,539,956.27	7.64	8.709	353	81.09	615	38.52
100,001 - 150,000	515	64,088,983.23	14.60	8.311	354	78.98	615	39.50
150,001 - 200,000	384	67,051,935.22	15.27	8.305	357	79.56	614	41.21
200,001 - 250,000	307	69,077,795.38	15.74	8.236	357	79.66	622	42.24
250,001 - 300,000	242	66,691,488.74	15.19	7.873	357	80.14	624	41.72
300,001 - 350,000	171	55,807,234.02	12.71	7.981	357	80.77	623	41.32
350,001 - 400,000	134	50,070,766.20	11.41	8.138	358	82.65	630	43.05
400,001 - 450,000	47	19,524,906.71	4.45	7.945	357	83.59	639	42.97
450,001 - 500,000	14	6,723,621.15	1.53	7.949	357	85.74	688	37.51
500,001 - 550,000	9	4,701,764.68	1.07	7.528	356	80.16	661	43.23
550,001 - 600,000	1	560,694.27	0.13	9.550	357	85.00	717	44.67
600,001 - 650,000	1	633,534.97	0.14	7.150	358	93.24	699	48.92
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	349,081.27	0.08	5.000	356	82.35	732	51.05
5.500 - 5.999	26	7,228,594.40	1.65	5.875	351	76.19	686	41.60
6.000 - 6.499	82	19,716,100.99	4.49	6.276	353	77.60	674	42.97
6.500 - 6.999	250	56,450,207.70	12.86	6.745	356	76.71	630	41.51
7.000 - 7.499	259	53,667,817.72	12.23	7.271	356	80.04	627	42.55
7.500 - 7.999	416	82,552,041.23	18.81	7.761	356	79.83	622	42.43
8.000 - 8.499	264	46,665,096.11	10.63	8.216	357	80.42	617	40.33
8.500 - 8.999	350	65,861,366.43	15.00	8.740	357	81.44	614	40.98
9.000 - 9.499	210	33,299,385.43	7.59	9.245	356	82.20	612	39.26
9.500 - 9.999	213	39,876,467.74	9.08	9.727	357	84.01	614	40.52
10.000 - 10.499	97	14,798,282.46	3.37	10.190	356	84.37	612	39.50
10.500 - 10.999	74	13,422,578.91	3.06	10.681	358	85.24	608	40.72
11.000 - 11.499	24	3,772,137.88	0.86	11.204	358	82.19	594	34.89
11.500 - 11.999	5	671,945.61	0.15	11.800	358	77.10	575	40.07
12.000 - 12.499	3	640,144.76	0.15	12.164	358	80.41	579	42.50
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	63	10,698,534.45	2.44	9.353	358	75.77	515	42.97
525 - 549	79	13,922,641.10	3.17	9.112	358	74.19	536	39.74
550 - 574	310	57,432,929.82	13.08	8.577	357	77.17	562	40.58
575 - 599	389	69,443,307.56	15.82	8.421	357	80.27	588	41.72
600 - 624	448	86,697,011.44	19.75	7.946	357	80.28	612	41.53
625 - 649	378	71,985,993.04	16.40	8.077	355	81.97	637	41.12
650 - 674	282	58,250,483.29	13.27	7.790	355	81.91	660	41.13
675 - 699	157	33,646,614.92	7.66	7.844	356	82.02	686	41.85
700 - 724	81	16,537,323.51	3.77	7.846	355	84.25	710	42.03
725 - 749	55	12,268,314.90	2.79	7.995	357	83.86	734	38.77
750 - 774	26	6,392,581.66	1.46	8.466	355	84.71	761	41.76
775 - 799	4	1,234,617.89	0.28	6.914	358	72.66	782	45.34
800 - 824	2	460,895.06	0.10	8.063	357	88.19	800	36.77
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Combined Original LTV	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	33	5,004,152.16	1.14	7.908	355	46.41	594	40.88
50.01 - 55.00	45	7,702,991.32	1.75	7.864	355	52.87	606	42.27
55.01 - 60.00	69	14,004,793.33	3.19	7.716	352	58.17	617	40.47
60.01 - 65.00	112	21,077,594.20	4.80	7.744	355	63.27	610	38.31
65.01 - 70.00	119	23,191,853.75	5.28	7.987	352	68.56	606	40.64
70.01 - 75.00	158	31,551,288.14	7.19	8.166	356	73.87	601	42.01
75.01 - 80.00	791	144,410,245.86	32.90	7.964	357	79.69	625	42.49
80.01 - 85.00	274	58,168,925.89	13.25	8.168	357	84.44	613	40.25
85.01 - 90.00	489	95,140,886.84	21.67	8.657	358	89.73	633	40.30
90.01 - 95.00	177	37,559,578.92	8.56	8.354	356	94.63	650	42.18
95.01 - 100.00	7	1,158,938.23	0.26	8.328	357	99.91	699	41.33
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	1	59,327.73	0.01	7.615	118	69.77	594	53.68
180	14	1,375,522.70	0.31	8.409	178	71.98	643	39.69
240	17	1,931,386.00	0.44	7.467	237	68.51	645	42.77
300	1	248,655.28	0.06	6.475	296	55.56	650	44.57
360	2,241	435,356,356.93	99.18	8.174	357	80.59	623	41.26
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	1	59,327.73	0.01	7.615	118	69.77	594	53.68
121 - 180	14	1,375,522.70	0.31	8.409	178	71.98	643	39.69
181 - 240	17	1,931,386.00	0.44	7.467	237	68.51	645	42.77
241 - 300	1	248,655.28	0.06	6.475	296	55.56	650	44.57
301 - 360	2,241	435,356,356.93	99.18	8.174	357	80.59	623	41.26
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Debt Ratio	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	80	13,429,278.34	3.06	8.665	357	80.40	616	13.65
20.01 - 25.00	79	11,704,289.96	2.67	8.471	355	79.21	614	22.68
25.01 - 30.00	169	27,046,672.85	6.16	8.116	357	79.76	625	27.57
30.01 - 35.00	228	42,318,793.68	9.64	8.144	356	80.22	621	32.82
35.01 - 40.00	336	64,058,067.99	14.59	8.342	356	80.07	628	37.68
40.01 - 45.00	468	94,152,129.41	21.45	8.218	356	80.27	623	42.74
45.01 - 50.00	738	151,366,151.77	34.48	8.129	357	82.69	624	48.02
50.01 - 55.00	170	33,972,653.14	7.74	7.686	355	73.62	613	52.23
55.01 - 60.00	6	923,211.50	0.21	7.796	357	78.11	691	56.29
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
ARM	1,790	353,410,761.66	80.51	8.356	358	81.06	619	41.32
Fixed Rate	484	85,560,486.98	19.49	7.405	351	78.16	639	41.08
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2/28 ARM	530	96,764,720.68	22.04	9.027	358	81.01	605	40.72
2/28 ARM Balloon	1,093	222,492,740.43	50.69	8.156	358	81.02	622	41.54
2/28 ARM IO	93	19,880,567.87	4.53	7.699	358	78.93	643	41.19
3/27 ARM	41	5,563,680.39	1.27	8.197	356	79.35	609	39.14
3/27 ARM Balloon	21	5,321,602.55	1.21	7.785	357	91.34	634	44.27
3/27 ARM IO	12	3,387,449.74	0.77	7.307	356	84.09	643	43.35
Fixed	329	52,125,027.42	11.87	7.609	347	77.66	633	39.80
30/40 Balloon	155	33,435,459.56	7.62	7.087	356	78.94	647	43.07
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	2,169	415,703,231.03	94.70	8.200	356	80.54	622	41.26
Interest Only	105	23,268,017.61	5.30	7.642	357	79.68	643	41.51
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	2,169	415,703,231.03	94.70	8.200	356	80.54	622	41.26
60	105	23,268,017.61	5.30	7.642	357	79.68	643	41.51
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	880	168,781,456.46	38.45	8.679	356	81.38	623	41.32
12	68	17,060,962.62	3.89	8.013	356	81.09	639	42.21
24	997	192,672,387.84	43.89	8.017	357	80.26	616	41.23
36	329	60,456,441.72	13.77	7.282	353	78.61	640	41.00
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	1,384	247,969,360.90	56.49	7.711	356	80.55	615	41.70
Stated Documentation	862	184,996,632.79	42.14	8.794	356	80.41	633	40.92
Limited Documentation	28	6,005,254.95	1.37	7.911	358	80.92	621	34.16
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	590	94,694,953.82	21.57	8.732	357	84.59	651	42.10
Cash-out Refinance	1,378	281,488,977.52	64.12	8.084	356	78.84	611	40.62
Rate-term Refinance	306	62,787,317.30	14.30	7.710	356	81.76	634	42.96
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	1,693	312,766,899.65	71.25	8.126	356	80.14	617	41.19
2-4 Family	174	48,869,194.42	11.13	8.283	357	81.16	642	41.88
PUD	248	50,218,544.93	11.44	8.269	356	81.64	629	41.55
Condo	159	27,116,609.64	6.18	8.291	358	81.32	641	40.59
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary	1,824	353,052,307.22	80.43	7.937	356	79.40	615	41.85
Investment	348	65,811,816.94	14.99	9.239	358	86.18	657	37.85
Second/Vacation	102	20,107,124.48	4.58	8.760	357	81.09	656	42.29
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
AA	1,709	330,476,715.09	75.28	8.013	356	81.84	633	41.50
A+	237	49,024,180.01	11.17	8.290	358	78.94	604	40.33
A-	116	22,422,068.48	5.11	8.510	356	78.51	591	40.98
B	105	19,772,887.51	4.50	9.028	356	74.58	575	40.87
C	99	16,022,545.35	3.65	9.331	358	68.91	570	39.89
C-	8	1,252,852.20	0.29	10.599	357	64.09	584	46.16
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	30	2,484,212.84	0.57	9.013	358	83.81	609	42.64
Alaska	6	1,220,212.92	0.28	8.395	358	83.60	604	37.92
Arizona	110	19,249,943.73	4.39	8.308	356	80.74	621	40.55
Arkansas	14	1,663,121.05	0.38	8.389	358	82.35	616	43.52
California	442	123,239,258.74	28.07	7.831	358	77.99	622	41.50
Colorado	37	6,989,234.88	1.59	7.925	357	84.95	634	40.63
Connecticut	32	6,818,647.43	1.55	8.483	357	80.41	600	40.94
Delaware	8	1,553,346.47	0.35	8.769	358	79.35	596	36.48
District Of Columbia	2	536,290.71	0.12	8.470	359	86.21	654	38.60
Florida	236	41,112,832.05	9.37	8.487	357	80.11	627	40.08
Georgia	83	12,403,166.11	2.83	8.487	357	84.47	617	40.74
Hawaii	22	7,507,474.26	1.71	6.994	357	78.38	671	42.14
Idaho	17	2,580,672.88	0.59	8.500	358	81.31	633	39.81
Illinois	91	16,476,973.53	3.75	8.337	358	82.25	617	43.26
Indiana	22	2,277,281.97	0.52	8.175	357	85.79	624	37.08
Iowa	19	1,509,969.01	0.34	8.534	358	84.56	623	38.34
Kansas	8	1,091,873.71	0.25	8.524	357	81.74	623	42.04
Kentucky	7	624,249.06	0.14	7.985	336	82.10	612	35.27
Louisiana	9	1,061,094.36	0.24	8.253	357	80.25	619	36.52
Maine	13	2,633,276.93	0.60	9.162	358	83.56	584	41.90
Maryland	78	15,899,902.51	3.62	8.061	356	79.60	611	42.73
Massachusetts	79	21,425,531.05	4.88	8.169	357	81.80	625	42.78
Michigan	53	5,312,558.98	1.21	8.724	355	83.56	613	41.18
Minnesota	34	6,098,075.10	1.39	7.905	353	80.45	641	39.44
Mississippi	13	1,498,116.89	0.34	8.125	357	85.59	606	44.59
Missouri	20	2,491,288.08	0.57	9.448	358	84.56	606	40.82
Montana	2	242,916.29	0.06	7.917	358	88.51	687	19.18
Nebraska	6	508,645.25	0.12	8.760	358	87.03	615	31.84
Nevada	43	9,194,969.44	2.09	8.125	357	82.82	654	42.73
New Hampshire	7	1,580,469.79	0.36	8.579	349	80.37	592	46.62
New Jersey	105	24,687,571.05	5.62	8.429	355	80.65	625	43.05
New Mexico	17	2,632,191.17	0.60	8.577	357	84.73	622	42.78
New York	85	22,826,858.11	5.20	7.914	356	78.68	635	42.98
North Carolina	21	2,920,363.02	0.67	8.491	358	83.38	617	42.91
North Dakota	3	250,326.73	0.06	9.494	358	90.02	682	22.64
Ohio	54	5,252,673.71	1.20	8.858	358	87.15	617	35.93
Oklahoma	10	848,757.06	0.19	8.427	357	82.68	617	38.34
Oregon	28	5,361,562.39	1.22	8.057	357	83.38	625	41.61
Pennsylvania	31	3,912,433.98	0.89	8.238	357	81.17	617	39.13
Rhode Island	11	2,726,761.72	0.62	8.456	358	86.10	622	42.90
South Carolina	28	3,790,065.22	0.86	8.429	358	82.05	611	36.62
Tennessee	25	2,406,602.81	0.55	8.422	349	80.13	632	38.10
Texas	163	18,464,931.00	4.21	8.495	344	79.28	606	39.90
Utah	24	3,965,614.35	0.90	8.831	352	82.02	634	40.97
Vermont	1	247,235.58	0.06	9.125	358	90.00	651	38.63
Virginia	29	5,173,556.90	1.18	7.663	357	82.90	616	40.05
Washington	45	9,846,695.09	2.24	7.974	357	85.15	632	41.25
West Virginia	2	329,054.45	0.07	8.872	357	82.60	680	36.65
Wisconsin	48	5,982,474.94	1.36	8.736	358	80.73	608	38.72
Wyoming	1	59,913.34	0.01	7.200	356	80.00	717	39.28
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
3.000 - 3.499	2	164,638.18	0.05	9.551	358	76.44	561	49.82
3.500 - 3.999	1	173,675.80	0.05	7.450	353	90.00	728	28.24
4.000 - 4.499	1	146,743.68	0.04	9.650	357	70.00	503	36.34
5.000 - 5.499	2	301,198.32	0.09	7.171	355	85.00	596	37.07
5.500 - 5.999	548	105,800,087.78	29.94	7.877	357	81.74	617	42.64
6.000 - 6.499	1,054	209,779,138.93	59.36	8.456	358	82.06	627	40.61
6.500 - 6.999	110	23,217,238.89	6.57	9.062	358	76.31	588	42.38
7.000 - 7.499	70	13,332,588.20	3.77	9.348	358	68.41	575	40.10
7.500 - 7.999	2	495,451.88	0.14	8.371	358	77.59	586	47.94
Total:	1,790	353,410,761.66	100.00	8.356	358	81.06	619	41.32

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	14	3,975,060.32	1.12	5.804	357	76.22	685	43.36
6.000 - 6.499	14	2,974,271.67	0.84	6.282	357	75.14	655	44.52
6.500 - 6.999	157	37,689,400.57	10.66	6.766	357	76.56	627	42.51
7.000 - 7.499	193	41,710,259.26	11.80	7.278	357	81.04	626	43.44
7.500 - 7.999	340	69,267,378.85	19.60	7.765	358	80.14	621	42.37
8.000 - 8.499	222	41,159,619.42	11.65	8.215	358	80.52	617	40.28
8.500 - 8.999	302	59,294,903.19	16.78	8.740	358	81.42	612	40.98
9.000 - 9.499	186	30,235,341.11	8.56	9.244	358	82.32	611	38.86
9.500 - 9.999	186	36,777,130.34	10.41	9.726	358	84.42	617	40.46
10.000 - 10.499	79	12,732,516.53	3.60	10.181	358	84.68	614	39.29
10.500 - 10.999	65	12,510,652.15	3.54	10.680	358	86.12	611	40.89
11.000 - 11.499	24	3,772,137.88	1.07	11.204	358	82.19	594	34.89
11.500 - 11.999	5	671,945.61	0.19	11.800	358	77.10	575	40.07
12.000 - 12.499	3	640,144.76	0.18	12.164	358	80.41	579	42.50
Total:	1,790	353,410,761.66	100.00	8.356	358	81.06	619	41.32

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
12.500 - 12.999	16	4,218,138.34	1.19	5.863	357	76.85	681	43.01
13.000 - 13.499	15	3,150,540.46	0.89	6.322	357	75.41	653	44.41
13.500 - 13.999	157	37,780,369.07	10.69	6.776	357	76.52	627	42.59
14.000 - 14.499	194	41,831,613.65	11.84	7.285	357	81.12	625	43.34
14.500 - 14.999	339	69,193,028.95	19.58	7.767	358	80.14	621	42.32
15.000 - 15.499	222	41,340,871.44	11.70	8.227	358	80.57	618	40.43
15.500 - 15.999	304	59,867,609.98	16.94	8.755	358	81.49	612	41.09
16.000 - 16.499	185	29,882,260.44	8.46	9.249	358	82.20	609	38.79
16.500 - 16.999	185	36,637,999.32	10.37	9.744	358	84.21	617	40.46
17.000 - 17.499	78	12,606,722.00	3.57	10.180	358	84.63	613	39.19
17.500 - 17.999	63	11,817,379.76	3.34	10.677	358	86.72	615	40.43
18.000 - 18.499	24	3,772,137.88	1.07	11.204	358	82.19	594	34.89
18.500 - 18.999	5	671,945.61	0.19	11.800	358	77.10	575	40.07
19.000 - 19.499	3	640,144.76	0.18	12.164	358	80.41	579	42.50
Total:	1,790	353,410,761.66	100.00	8.356	358	81.06	619	41.32

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	11	2,348,698.18	0.66	9.314	357	84.38	581	43.64
1.500	1,779	351,062,063.48	99.34	8.349	358	81.04	619	41.30
Total:	1,790	353,410,761.66	100.00	8.356	358	81.06	619	41.32

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	11	2,348,698.18	0.66	9.314	357	84.38	581	43.64
1.500	1,779	351,062,063.48	99.34	8.349	358	81.04	619	41.30
Total:	1,790	353,410,761.66	100.00	8.356	358	81.06	619	41.32

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
16 - 18	1	244,655.93	0.07	8.550	353	90.00	664	38.64
19 - 21	471	93,801,628.31	26.54	7.868	357	80.16	619	42.30
22 - 24	1,244	245,091,744.74	69.35	8.572	358	81.17	619	40.90
28 - 30	16	2,221,390.21	0.63	6.993	354	85.88	634	40.95
31 - 33	25	5,707,744.83	1.62	7.603	356	86.34	633	43.30
34 - 36	33	6,343,597.64	1.79	8.332	358	83.37	618	41.32
Total:	1,790	353,410,761.66	100.00	8.356	358	81.06	619	41.32

Group 2 Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	491,537,872	29,964	968,811
Average Scheduled Principal Balance	254,025
Number of Mortgage Loans	1,935

Weighted Average Gross Coupon	8.170%	5.500%	13.900%
Weighted Average FICO Score	623	500	811
Weighted Average Combined Original LTV	80.50%	11.34%	100.00%
Weighted Average DTI	42.54%	0.09%	57.08%

Weighted Average Original Term	359	120	360
Weighted Average Stated Remaining Term	357	118	359
Weighted Average Seasoning	3	1	8

Weighted Average Gross Margin	6.200%	4.000%	8.560%
Weighted Average Minimum Interest Rate	8.183%	5.500%	12.950%
Weighted Average Maximum Interest Rate	15.176%	12.500%	19.950%
Weighted Average Initial Rate Cap	1.498%	1.000%	1.500%
Weighted Average Subsequent Rate Cap	1.498%	1.000%	1.500%
Weighted Average Months to Roll	22	18	35

Maturity Date		February 1, 2016	March 1, 2036
Maximum Zip Code Concentration	92336(0.74%)

ARM	81.03%
Fixed Rate	18.97%

Interest Only	9.17%	Single Family	73.92%
Not Interest Only	90.83%	Multi Family	6.72%
Weighted Average IO Term	60	Condo	7.20%
		PUD	12.16%
First Lien	95.23%
Second Lien	4.77%	Top 5 States:
		California	51.71%
Full Documentation	46.74%	Florida	7.19%
Limited Documentation	1.86%	New Jersey	5.62%
Stated Documentation	51.40%	New York	5.42%
		Massachusetts	3.57%
Purchase	57.84%
Cash Out Refinance	36.37%
Rate/Term Refinance	5.79%

Primary	96.23%
Investment	2.25%
Second / Vacation	1.52%

Current Principal Balance	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	81	3,360,780.32	0.68	10.935	346	95.83	628	40.40
50,001 - 100,000	300	22,386,610.19	4.55	10.275	355	84.33	601	39.23
100,001 - 150,000	285	35,529,600.87	7.23	9.271	356	79.49	590	39.58
150,001 - 200,000	235	41,300,304.54	8.40	8.531	357	75.18	594	42.35
200,001 - 250,000	200	44,983,179.30	9.15	8.159	357	77.16	604	42.67
250,001 - 300,000	201	55,104,606.63	11.21	8.025	357	78.46	611	41.80
300,001 - 350,000	119	38,661,836.78	7.87	7.756	357	78.97	631	43.81
350,001 - 400,000	111	41,496,786.31	8.44	8.006	357	80.83	620	43.27
400,001 - 450,000	114	48,769,761.68	9.92	7.809	357	81.93	647	44.16
450,001 - 500,000	108	51,264,888.17	10.43	7.873	357	82.36	634	43.19
500,001 - 550,000	70	36,689,046.69	7.46	7.637	355	82.92	649	43.40
550,001 - 600,000	48	27,717,807.91	5.64	7.722	357	82.85	640	41.43
600,001 - 650,000	28	17,510,259.86	3.56	7.668	357	82.58	649	42.06
650,001 - 700,000	7	4,712,041.93	0.96	7.983	357	85.91	647	45.96
700,001 - 750,000	17	12,451,954.47	2.53	8.034	357	83.42	647	43.47
750,001 - 800,000	1	781,697.87	0.16	9.350	358	85.00	566	43.71
800,001 - 850,000	4	3,296,583.23	0.67	7.769	358	80.59	675	47.63
850,001 - 900,000	3	2,630,021.91	0.54	7.738	358	80.00	645	38.06
950,001 - 1,000,000	3	2,890,102.89	0.59	7.768	358	83.35	650	46.01
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	44	16,354,913.93	3.33	5.805	356	76.96	638	41.47
6.000 - 6.499	143	43,618,547.05	8.87	6.276	355	77.62	638	43.88
6.500 - 6.999	126	44,799,626.83	9.11	6.786	355	79.00	644	41.74
7.000 - 7.499	156	51,631,274.78	10.50	7.278	357	80.21	631	43.39
7.500 - 7.999	288	94,508,585.69	19.23	7.782	357	79.38	636	42.69
8.000 - 8.499	201	59,502,208.33	12.11	8.263	358	80.21	633	42.87
8.500 - 8.999	244	64,306,460.79	13.08	8.734	358	79.91	609	43.16
9.000 - 9.499	148	36,316,104.11	7.39	9.227	357	80.39	611	42.15
9.500 - 9.999	186	34,258,007.41	6.97	9.740	357	82.73	583	40.51
10.000 - 10.499	96	15,222,530.00	3.10	10.211	356	82.50	569	41.92
10.500 - 10.999	95	12,034,410.24	2.45	10.768	354	85.92	587	41.74
11.000 - 11.499	63	7,012,698.24	1.43	11.252	357	92.12	617	42.56
11.500 - 11.999	53	4,285,673.96	0.87	11.754	357	91.81	616	39.64
12.000 - 12.499	54	4,383,735.32	0.89	12.211	354	96.64	625	42.22
12.500 - 12.999	33	2,946,343.95	0.60	12.725	357	98.41	622	39.84
13.000 - 13.499	2	176,860.16	0.04	13.177	357	100.00	585	45.05
13.500 - 13.999	3	179,890.76	0.04	13.723	358	100.00	630	45.40
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	236	41,917,746.39	8.53	9.398	357	72.94	512	42.62
525 - 549	250	46,677,783.53	9.50	8.709	356	73.10	537	41.40
550 - 574	75	21,522,305.22	4.38	8.361	357	76.32	562	43.35
575 - 599	165	42,680,454.53	8.68	8.201	357	81.17	588	42.20
600 - 624	273	70,533,333.69	14.35	7.812	357	81.36	613	41.93
625 - 649	376	100,973,634.64	20.54	7.880	357	81.95	637	43.04
650 - 674	251	77,364,627.06	15.74	8.057	357	82.83	662	43.05
675 - 699	146	41,158,314.78	8.37	7.936	355	84.23	685	42.16
700 - 724	87	26,525,700.10	5.40	7.875	357	83.57	712	43.78
725 - 749	37	10,062,793.22	2.05	7.985	357	84.18	736	40.85
750 - 774	25	7,448,538.79	1.52	8.411	356	83.77	762	44.00
775 - 799	12	4,527,403.18	0.92	7.817	357	89.19	786	39.46
800 - 824	2	145,236.42	0.03	11.693	357	100.00	807	44.21
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Combined Original LTV	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	85	12,076,898.79	2.46	7.868	355	39.58	571	40.27
50.01 - 55.00	22	4,511,011.54	0.92	8.032	357	52.87	553	40.66
55.01 - 60.00	41	7,988,532.07	1.63	7.932	357	57.96	547	42.01
60.01 - 65.00	48	12,290,499.00	2.50	7.826	357	63.55	566	42.51
65.01 - 70.00	75	16,724,214.91	3.40	8.379	356	68.67	559	43.11
70.01 - 75.00	130	33,432,343.79	6.80	8.126	356	73.85	571	42.73
75.01 - 80.00	861	253,394,004.89	51.55	7.886	357	79.91	640	43.01
80.01 - 85.00	140	38,499,368.11	7.83	8.090	357	84.58	597	40.85
85.01 - 90.00	166	63,176,782.65	12.85	8.297	356	89.75	626	43.18
90.01 - 95.00	66	23,822,257.71	4.85	8.152	357	94.75	661	40.90
95.01 - 100.00	301	25,621,958.09	5.21	11.141	356	99.97	656	41.24
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	2	87,003.88	0.02	9.213	118	64.27	617	48.83
180	9	1,186,749.28	0.24	8.331	176	79.45	624	36.56
240	4	374,628.90	0.08	8.463	238	78.53	599	42.56
360	1,920	489,889,489.49	99.66	8.170	357	80.51	623	42.55
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	2	87,003.88	0.02	9.213	118	64.27	617	48.83
121 - 180	9	1,186,749.28	0.24	8.331	176	79.45	624	36.56
181 - 240	4	374,628.90	0.08	8.463	238	78.53	599	42.56
301 - 360	1,920	489,889,489.49	99.66	8.170	357	80.51	623	42.55
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Debt Ratio	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	41	7,804,170.12	1.59	8.578	358	79.89	615	11.78
20.01 - 25.00	66	14,861,423.19	3.02	8.320	357	78.22	617	22.66
25.01 - 30.00	89	17,551,380.38	3.57	8.187	357	79.40	606	27.87
30.01 - 35.00	177	37,211,056.79	7.57	8.292	354	79.34	619	32.82
35.01 - 40.00	291	67,289,726.40	13.69	8.190	357	79.84	622	37.96
40.01 - 45.00	430	111,908,115.46	22.77	8.163	357	81.64	626	42.80
45.01 - 50.00	718	203,576,238.54	41.42	8.173	357	82.04	632	48.01
50.01 - 55.00	116	29,805,114.11	6.06	7.860	357	71.47	580	52.49
55.01 - 60.00	7	1,530,646.56	0.31	6.816	357	63.87	578	56.69
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
ARM	1,393	398,316,796.31	81.03	8.183	358	79.71	619	42.55
Fixed Rate	542	93,221,075.24	18.97	8.115	353	83.90	640	42.48
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2/28 ARM	432	100,793,180.79	20.51	8.965	358	78.83	586	42.29
2/28 ARM Balloon	797	245,346,029.72	49.91	7.974	358	79.69	626	42.84
2/28 ARM IO	117	38,991,554.87	7.93	7.810	358	81.64	665	41.09
3/27 ARM	23	4,907,458.02	1.00	7.969	356	80.54	602	44.04
3/27 ARM Balloon	9	2,177,119.62	0.44	8.240	357	80.96	584	43.21
3/27 ARM IO	15	6,101,453.29	1.24	6.209	355	81.27	650	43.17
Fixed	433	54,516,259.03	11.09	8.955	351	87.69	640	41.55
30/40 Balloon	109	38,704,816.21	7.87	6.932	356	78.57	640	43.78
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	1,803	446,444,863.39	90.83	8.229	357	80.39	619	42.65
Interest Only	132	45,093,008.16	9.17	7.594	358	81.59	663	41.37
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,803	446,444,863.39	90.83	8.229	357	80.39	619	42.65
60	132	45,093,008.16	9.17	7.594	358	81.59	663	41.37
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	686	157,015,777.73	31.94	8.855	357	80.88	616	41.90
12	69	20,852,093.41	4.24	8.147	357	79.93	646	44.60
24	948	256,118,415.97	52.11	7.982	358	80.30	623	42.83
36	232	57,551,584.44	11.71	7.148	352	80.58	634	42.22
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1	1,637	468,080,630.15	95.23	8.013	357	79.53	622	42.59
2	298	23457241.40	4.77	11.308	355	99.85	656	41.53
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	1,015	229,755,912.00	46.74	7.728	357	79.48	602	42.04
Stated Documentation	882	252,637,229.01	51.40	8.590	357	81.46	643	43.17
Limited Documentation	38	9,144,730.54	1.86	7.688	346	79.71	603	37.45
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	1,141	284,292,130.94	57.84	8.267	357	83.02	649	42.87
Cash-out Refinance	693	178,790,407.36	36.37	8.085	356	76.39	583	42.09
Rate-term Refinance	101	28,455,333.25	5.79	7.735	357	81.23	614	42.02
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	1,418	363,324,609.39	73.92	8.145	357	79.96	619	42.29
PUD	265	59,781,999.98	12.16	8.388	357	83.01	625	43.00
Condo	142	35,383,116.11	7.20	8.197	357	80.51	635	42.64
Multi Family	110	33,048,146.07	6.72	8.031	357	81.88	657	44.29
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary	1,862	472,987,797.11	96.23	8.140	357	80.43	622	42.76
Investment	36	11,064,293.51	2.25	9.079	358	78.95	652	35.91
Second/Vacation	37	7,485,780.93	1.52	8.774	357	87.40	667	38.50
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
AA	1,527	404,987,405.72	82.39	8.044	357	81.72	637	42.55
A+	123	31,295,581.12	6.37	8.391	358	81.38	581	43.21
A-	93	22,380,696.02	4.55	8.537	357	74.68	560	41.92
B	92	16,518,763.10	3.36	9.183	355	72.09	537	41.80
C	93	15,202,762.01	3.09	9.229	356	65.65	535	41.96
C-	7	1,152,663.58	0.23	11.053	357	60.06	520	49.01
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	12	1,348,876.58	0.27	9.620	358	83.22	566	40.27
Alaska	4	675,645.10	0.14	9.043	358	78.37	575	39.10
Arizona	73	14,755,112.84	3.00	8.543	357	81.18	612	40.78
Arkansas	9	1,011,661.59	0.21	9.009	358	91.03	608	28.26
California	751	254,175,883.35	51.71	7.847	357	80.16	632	42.97
Colorado	10	1,774,587.06	0.36	8.129	357	80.83	598	39.10
Connecticut	21	4,237,526.93	0.86	8.576	335	80.29	616	39.78
Delaware	1	82,761.27	0.02	12.900	358	100.00	636	49.41
District Of Columbia	2	639,583.74	0.13	8.515	357	86.65	593	46.42
Florida	188	35,328,398.45	7.19	8.754	355	81.18	620	42.79
Georgia	37	5,210,056.14	1.06	8.848	356	80.96	588	39.30
Hawaii	33	10,570,389.03	2.15	7.257	356	85.24	667	43.78
Idaho	5	551,492.06	0.11	8.703	357	80.89	602	46.25
Illinois	63	11,758,221.47	2.39	8.744	358	81.74	603	40.45
Indiana	3	354,644.52	0.07	7.976	357	83.57	615	35.51
Iowa	3	259,419.51	0.05	8.593	358	74.14	559	33.49
Kansas	7	752,847.85	0.15	10.303	357	80.52	562	36.60
Kentucky	1	65,571.02	0.01	8.900	358	80.00	523	35.98
Louisiana	1	55,557.43	0.01	11.550	359	95.00	585	29.38
Maine	12	1,947,790.01	0.40	9.125	358	84.63	598	37.28
Maryland	50	11,583,479.24	2.36	8.684	356	76.82	577	42.72
Massachusetts	62	17,566,149.17	3.57	8.361	357	79.50	604	41.66
Michigan	24	2,984,956.45	0.61	9.509	358	80.72	572	41.52
Minnesota	8	848,234.10	0.17	9.270	357	76.42	575	41.26
Mississippi	2	307,790.90	0.06	9.999	358	82.69	581	47.05
Missouri	7	1,217,224.29	0.25	9.149	339	76.84	608	44.98
Montana	4	503,615.22	0.10	8.220	357	81.93	569	44.45
Nebraska	2	176,351.87	0.04	10.352	358	92.61	580	30.63
Nevada	47	8,913,660.72	1.81	8.451	357	82.82	646	43.61
New Hampshire	3	599,842.89	0.12	10.359	358	81.12	520	40.87
New Jersey	97	27,610,061.67	5.62	8.461	357	79.89	615	43.07
New Mexico	15	2,847,856.14	0.58	8.360	357	77.09	590	42.79
New York	93	26,647,582.01	5.42	7.939	357	81.70	650	43.42
North Carolina	8	718,576.56	0.15	9.535	358	77.71	570	41.52
Ohio	17	2,258,595.89	0.46	9.475	357	85.36	556	38.46
Oklahoma	5	680,248.96	0.14	7.588	356	80.87	625	34.41
Oregon	14	1,967,795.42	0.40	8.361	354	77.77	605	32.87
Pennsylvania	18	3,201,769.30	0.65	8.889	351	79.00	582	42.67
Rhode Island	5	993,522.05	0.20	10.101	358	85.09	593	46.08
South Carolina	13	1,532,040.94	0.31	9.006	357	82.54	585	38.36
South Dakota	1	60,690.07	0.01	9.500	358	75.00	519	31.61
Tennessee	16	2,343,939.18	0.48	8.671	354	80.93	615	43.17
Texas	105	13,813,466.94	2.81	8.835	356	80.60	589	41.67
Utah	11	2,412,421.46	0.49	8.564	357	81.47	647	46.70
Virginia	29	6,384,346.58	1.30	8.326	357	84.04	626	42.57
Washington	24	5,201,215.32	1.06	7.809	357	75.79	602	41.95
West Virginia	1	60,923.87	0.01	10.300	357	100.00	695	41.18
Wisconsin	18	2,545,488.39	0.52	9.402	358	75.46	553	40.69
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
4.000 - 4.499	1	136,455.50	0.03	9.900	358	65.00	507	41.19
5.000 - 5.499	3	842,952.33	0.21	7.552	354	80.00	655	46.79
5.500 - 5.999	385	111,273,640.42	27.94	7.711	357	79.13	624	42.82
6.000 - 6.499	850	254,219,610.23	63.82	8.252	358	80.78	625	42.43
6.500 - 6.999	78	16,639,747.75	4.18	9.242	358	76.40	561	43.06
7.000 - 7.499	74	14,210,498.60	3.57	9.448	358	68.71	542	41.53
8.000 - 8.499	1	534,891.48	0.13	7.990	358	80.00	653	48.80
8.500 - 8.999	1	459,000.00	0.12	8.250	358	89.13	603	42.20
Total:	1,393	398,316,796.31	100.00	8.183	358	79.71	619	42.55

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	32	11,713,838.21	2.94	5.734	356	77.07	640	41.17
6.000 - 6.499	48	12,881,743.81	3.23	6.309	357	75.44	637	45.22
6.500 - 6.999	97	33,967,595.83	8.53	6.797	357	78.26	640	41.68
7.000 - 7.499	143	46,928,249.06	11.78	7.289	357	80.34	630	43.40
7.500 - 7.999	266	88,794,788.85	22.29	7.784	358	79.57	635	42.74
8.000 - 8.499	185	56,409,142.44	14.16	8.262	358	80.47	633	42.78
8.500 - 8.999	219	59,428,629.48	14.92	8.730	358	79.79	608	43.05
9.000 - 9.499	140	35,069,958.58	8.80	9.225	358	80.48	612	42.60
9.500 - 9.999	123	28,559,697.59	7.17	9.725	358	81.71	576	40.39
10.000 - 10.499	67	12,388,430.30	3.11	10.213	358	79.30	551	41.47
10.500 - 10.999	42	7,705,318.50	1.93	10.754	358	79.90	551	41.52
11.000 - 11.499	19	2,997,030.68	0.75	11.275	358	82.24	550	42.21
11.500 - 11.999	6	848,776.35	0.21	11.712	357	62.32	522	35.99
12.000 - 12.499	4	453,979.80	0.11	12.205	358	72.60	513	44.06
12.500 - 12.999	2	169,616.83	0.04	12.731	357	72.43	512	40.32
Total:	1,393	398,316,796.31	100.00	8.183	358	79.71	619	42.55

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
12.500 - 12.999	32	11,713,838.21	2.94	5.734	356	77.07	640	41.17
13.000 - 13.499	48	12,881,743.81	3.23	6.309	357	75.44	637	45.22
13.500 - 13.999	97	33,967,595.83	8.53	6.797	357	78.26	640	41.68
14.000 - 14.499	143	46,928,249.06	11.78	7.289	357	80.34	630	43.40
14.500 - 14.999	270	89,785,185.42	22.54	7.794	358	79.62	635	42.66
15.000 - 15.499	193	57,892,232.18	14.53	8.289	358	80.39	631	42.78
15.500 - 15.999	216	58,591,085.74	14.71	8.734	358	79.75	608	43.18
16.000 - 16.499	133	33,720,205.73	8.47	9.226	358	80.64	615	42.48
16.500 - 16.999	122	28,406,844.76	7.13	9.726	358	81.66	577	40.38
17.000 - 17.499	66	12,255,093.41	3.08	10.213	358	79.24	551	41.77
17.500 - 17.999	42	7,705,318.50	1.93	10.754	358	79.90	551	41.52
18.000 - 18.499	19	2,997,030.68	0.75	11.275	358	82.24	550	42.21
18.500 - 18.999	6	848,776.35	0.21	11.712	357	62.32	522	35.99
19.000 - 19.499	4	453,979.80	0.11	12.205	358	72.60	513	44.06
19.500 - 19.999	2	169,616.83	0.04	12.731	357	72.43	512	40.32
Total:	1,393	398,316,796.31	100.00	8.183	358	79.71	619	42.55

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	10	1,862,866.62	0.47	9.031	358	83.93	597	36.73
1.500	1,383	396,453,929.69	99.53	8.179	358	79.69	619	42.58
Total:	1,393	398,316,796.31	100.00	8.183	358	79.71	619	42.55

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	10	1,862,866.62	0.47	9.031	358	83.93	597	36.73
1.500	1,383	396,453,929.69	99.53	8.179	358	79.69	619	42.58
Total:	1,393	398,316,796.31	100.00	8.183	358	79.71	619	42.55

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
16 - 18	2	494,681.47	0.12	6.589	354	78.52	599	43.18
19 - 21	393	114,859,461.94	28.84	7.814	357	78.93	617	42.46
22 - 24	951	269,776,621.97	67.73	8.392	358	79.98	620	42.54
28 - 30	10	2,923,584.35	0.73	6.117	354	82.11	645	45.12
31 - 33	18	6,482,955.00	1.63	6.727	356	81.50	634	43.23
34 - 36	19	3,779,491.58	0.95	8.846	358	79.10	579	42.70
Total:	1,393	398,316,796.31	100.00	8.183	358	79.71	619	42.55

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination:	Brian Bernard	834-5139	Brian McDonald	834-4154
	Paul White	834-5440	Andy Cherna	834-4154
	Tom Roh	834-5936	Randall Outlaw	834-4154
	Jamie Gordon	834-5409
	Parissa Monadjemi	834-5727	Melissa Traylor	834-4154
	Swapna Putcha	834-5435
	Alissa Smith	834-5432
	Kathryn Bauer	834-9986
	Shilla Kim-Parker	834-5006
Structuring/
Home Equity Trading:	Robert Miller	834-2428
	Raj Kothari	834-3339
	Kevin Lynn	834-2394	Asset-Backed Trading
	Osmin Rivera	834-2151	Peter Basso	834-3720
			Maria Lopes	834-3720
			Vikas Sarna	834-3720
			Nick Sykes	834-3720

Rating Agency Contacts

Standard & Poor’s
Spencer M. Van Kirk	(212) 438-3135

Moody’s
Douglas Hamilton	(212) 553-7989

Fitch
Sara Grohl	(212) 908-0564

Please Direct All Questions to the Syndicate Desk (x4-4154) Brian McDonald Andy Cherna Randall Outlaw Melissa Traylor

J.P. Morgan Mortgage Acquisition Corp. Trust 2006-NC1

Asset Backed Pass-Through Certificates, Series 2006-NC1

$549,897,000 (Approximate)

Subject to Revision

April 3, 2006 – Free Writing Prospectus

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$549,897,000

(Approximate)

J.P. Morgan Mortgage Acquisition Corp. 2006-NC1

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

New Century Mortgage Corporation

Originator

JPMorgan Chase Bank, N.A.

Servicer

Asset Backed Pass-Through Certificates, Series 2006-NC1

April 3, 2006

Expected Timing:	Pricing Date:	On or about April 5, 2006
	Closing Date:	On or about April [27], 2006
	First Payment Date:	May 25, 2006, or first business day thereafter

Structure:	Bond Structure	$910,500,000 (approximate) senior/subordinate structure, floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Free Writing Prospectus for
JPMAC 2006-NC1

Preliminary Term Sheet

Date Prepared: April 3, 2006

$549,897,000 (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Corp. 2006-NC1

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(2,3,4)	Amount ($) (1)	Call/Mat(5)	(Months) Call/Mat(2) CallWindow(3)*	(Moody’s/S&P/Fitch)	Distribution Date (6)	Type (3)
A-1	345,251,000	Not Marketed Hereby		Aaa/AAA/AAA	April 2036	Fltg Rate Group I Senior
A-2	192,137,000	1.00/1.00	1 – 21/1-21	Aaa/AAA/AAA	January 2032	Fltg Rate Group II Senior Sequential
A-3	71,443,000	2.00/2.00	21 – 28/21-28	Aaa/AAA/AAA	April 2036	Fltg Rate Group II Senior Sequential
A-4	79,871,000	3.25/3.25	28 – 63/28-63	Aaa/AAA/AAA	April 2036	Fltg Rate Group II Senior Sequential
A-5	43,143,000	6.27/8.09	63 – 78/63-192	Aaa/AAA/AAA	April 2036	Fltg Rate Group II Senior Sequential
M-1	42,803,000	4.73/5.27	44 – 78/44-159	Aa1/AA+/AA+	April 2036	Fltg Rate Mezzanine
M-2	30,707,000	4.61/5.12	42 – 78/42-149	Aa2/AA/AA	April 2036	Fltg Rate Mezzanine
M-3	17,214,000	4.55/5.04	41 – 78/41-141	Aa3/AA-/AA-	April 2036	Fltg Rate Mezzanine
M-4	13,958,000	4.52/4.99	40 – 78/40-135	A1/A+/A+	April 2036	Fltg Rate Mezzanine
M-5	13,027,000	4.51/4.95	39 – 78/39-129	A2/A/A	April 2036	Fltg Rate Mezzanine
M-6	13,492,000	4.48/4.89	39 – 78/39-124	A3/A-/A-	April 2036	Fltg Rate Mezzanine
M-7	13,492,000	4.47/4.84	38 – 78/38-117	Baa1/BBB+/BBB+	April 2036	Fltg Rate Mezzanine
M-8	10,701,000	4.45/4.76	38 – 78/38-108	Baa2/BBB/BBB	April 2036	Fltg Rate Mezzanine
M-9	7,909,000	4.45/4.69	38 – 78/38-100	Baa3/BBB-/BBB-	April 2036	Fltg Rate Mezzanine
M-10 (7)	6,048,000	Not Publicly Offered		Ba1/BB+/BB+	April 2036	Fltg Rate Subordinate
M-11 (7)	9,304,000	Not Publicly Offered		Ba2/BB/BB	April 2036	Fltg Rate Subordinate
Total:	$910,500,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1 Certificate is backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, and Class M-11 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

The margins on the Senior Certificates will double, and the margins on the Mezzanine and Subordinate Certificates will increase to 1.5 times the original margin on the first Distribution Date after the first possible Optional Termination Date.

(4)

The Offered Certificates will be subject to the applicable rate cap as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class A-2 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution date for the Class A-2 Certificates is calculated assuming a prepayment assumption of 0% and adding one month.

(7)

The Class M-10 and Class M-11 Certificates will be privately placed and will not be offered pursuant to the prospectus.  Information presented herein for the Class M-10 and Class M-11 Certificates is solely to assist purchasers of the Offered Certificates.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Corp. Trust 2006-NC1, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator:

New Century Mortgage Corporation

Interim Servicer:

 New Century is expected to act as Interim servicer, until May 1, 2006.

Servicer:

JPMorgan Chase Bank, N.A.

Lead Manager:

J.P. Morgan Securities Inc.

Securities Administrator:

JPMorgan Chase Bank, National Association

Trustee:

U.S. Bank National Association

Swap Provider:

JPMorgan Chase Bank, National Association

Custodian:

J.P. Morgan Trust Company, National Association

Trust Oversight Manager:

 Pentalpha Surveillance LLC

Senior Certificates:

The Class A-1 Certificates (collectively, the “Group I Certificates”) and the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Group II Certificates”).

Mezzanine Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:

 The Class M-10 and Class M-11 Certificates.

Floating Rate Certificates:

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Offered Certificates:

The Class A-2, Class A-3, Class A-4, Class A-5 Certificates and the Mezzanine Certificates.

Non-Offered Certificates:

The Class A-1,  Subordinate Certificates, Class C, Class P and Residual Certificates.

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

April 1, 2006

Expected Pricing Date:

On or about April 5, 2006

Expected Closing Date:

On or about April 27, 2006

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day)

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

0.50% per annum of the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period.

Trust Oversight Manager

 Fee:

Approximately 0.015% per annum on the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period, subject to a monthly minimum of $1,250.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Securities Administrator

 Fee:

Approximately 0.004% per annum on the aggregate principal balance of the Mortgage Loans, subject to a monthly minimum of $500, together with the Servicing Fee, the Custodian Fee and the Trust Oversight Manager Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fees are calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:

100% PPC (100% PPC: 4.00% - 20.00% CPR over 12 months)

ARM Loans:

100% PPC (100% PPC: 2% - 30% CPR over 12 months and remaining constant at 30% CPR through month 22, remaining constant at 50% CPR for months 23 through 27, and then remaining constant at 35% CPR for months 28 and thereafter)

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $930,509,120, of which: (i) approximately $438,971,249 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac or Fannie Mae balance limitations  (the “Group I Mortgage Loans”), and (ii) approximately $491,537,872 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 32.98% of the first-lien mortgage loans are subject to a second-lien mortgage loan (“Silent Second”) that was originated at the same time as the first-lien mortgage loan.  The weighted average combined original loan-to-value ratio of the mortgage loans, including the Silent Seconds, is 86.72%.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

The Class A-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-6 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-6 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-6 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-7 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-7 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-7 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-8 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-8 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-8 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-9 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-9 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-9 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-10 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-10 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-10 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-11 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-11 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-11 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Maximum Rate Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans (the “Net Swap Payment Rate”).

If investor interest payments are limited by the Maximum Rate Cap, they will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class or classes of the Senior Certificates, the Mezzanine Certificates or the Subordinate Certificates is limited by the Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class or classes of the Senior Certificates,  the Mezzanine Certificates or the Subordinate Certificates had not been so limited by the Net WAC Cap, up to but not exceeding the Maximum Rate Cap, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Cap Amount:

For any Distribution Date and Class of Certificates, an amount calculated by multiplying the related Certificate principal balance by the Maximum Rate Cap.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related Fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied and ending on the last day of the prior calendar month. The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that this amount does not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on Simple Interest Loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amount

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the Available Funds, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment, if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Mezzanine and Subordinate Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior, Mezzanine, and Subordinate Certificates and the Class P Certificates.  On the Closing Date, the O/C will be equal to approximately 2.15% the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to maintain O/C until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately

2.15% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately

4.30% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)   the later to occur of

  (x)   the Distribution Date occurring in May 2009 and

  (y)   the first Distribution Date on which the Senior Credit Enhancement Percentage is greater than or equal to 42.70%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [37.47%] of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
May 2008 – April 2009	[1.20%]
May 2009 – April 2010	[2.65%]
May 2010 – April 2011	[4.15%]
May 2011 – April 2012	[5.35%]
May 2012 and thereafter	[6.00% ]

Expected Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	21.35%	42.70%
M-1	16.75%	33.50%
M-2	13.45%	26.90%
M-3	11.60%	23.20%
M-4	10.10%	20.20%
M-5	8.70%	17.40%
M-6	7.25%	14.50%
M-7	5.80%	11.60%
M-8	4.65%	9.30%
M-9	3.80%	7.60%
M-10	3.15%	6.30%
M-11	2.15%	4.30%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates, then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Principal Paydown:

Senior Certificates:

1)

Principal allocable to the Group I Certificates will be distributed to the Class A-1    Certificates until its certificate principal balance is paid to zero.

2)

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the subordinate and mezzanine certificates has been reduced to zero, distributions to the Group II Certificates shall be made concurrently to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on certificate principal balance.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates x) the Class M-10 Certificates and then xi) the Class M-11 Certificates.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates based on the principal collected in the related loan group, such that the Senior Certificates will have at least 42.70% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least  33.50% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 26.90% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least  23.20% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 20.20% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 17.40% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 14.50%  credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 11.60% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 9.30% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 7.60 % credit enhancement, eleventh to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 6.30% credit enhancement, twelfth to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 4.30% credit enhancement (subject, in each case, to any overcollateralization floors).

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement)) owed to the Swap Provider and other fees and expenses of the Trust, including payments, reimbursements and indemnities of the Servicer, the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager.

From Available Funds for the related loan group, to pay interest on the Senior Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then from Available Funds from both loan groups to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From Available Funds for the related loan group, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Mezzanine and Subordinate Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any, to pay any current Realized Losses to the Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Excess Cashflow, if any, to pay unpaid interest shortfall amounts to Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From Excess Cashflow, to the Net WAC Reserve Fund if any, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates in the same order of priority as described below.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, any Relief Act Shortfalls.

From Excess Cashflow, if any, certain reimbursements to the transaction parties.

From Excess Cashflow, if any, sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

From Excess Cashflow, if any, to pay the Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Excess Cashflow, if any, to pay any remaining amount to the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any current Realized Losses to the Senior, Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account, to pay any principal first, on the Senior Certificates, pro rata, and second, on the Mezzanine and Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From the Swap Account, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, and Relief Act Shortfalls.

From the Swap Account certain reimbursements to the transaction parties.

From the Swap Account sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

Swap Agreement:

On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $895,151,174 Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to [TBD] per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account will be distributed to the Senior, Mezzanine and Subordinate Certificates, any related unpaid Net WAC Cap Carryover Amount (in each case only up to a maximum amount equal to the Cap Amount for the related class) distributed in the following order of priority:

i)

to the Senior Certificates, on a pro rata basis based on their respective Cap Amounts.

ii)

to the Class M-1 Certificates.

iii)

to the Class M-2 Certificates.

iv)

to the Class M-3 Certificates.

v)

to the Class M-4 Certificates.

vi)

to the Class M-5 Certificates.

vii)

to the Class M-6 Certificates.

viii)

to the Class M-7 Certificates.

ix)

to the Class M-8 Certificates.

x)

to the Class M-9 Certificates.

xi)

to the Class M-10 Certificates.

xii)

to the Class M-11 Certificates.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
May 25, 2006	895,151,174.11	March 25, 2009	60,997,830.54
June 25, 2006	885,350,310.41	April 25, 2009	59,285,608.68
July 25, 2006	872,595,019.83	May 25, 2009	57,640,033.54
August 25, 2006	856,880,033.80	June 25, 2009	56,035,461.56
September 25, 2006	838,226,417.44	July 25, 2009	54,471,162.83
October 25, 2006	816,682,930.07	August 25, 2009	52,946,401.13
November 25, 2006	807,681,477.57	September 25, 2009	51,460,435.53
December 25, 2006	780,630,011.70	October 25, 2009	50,012,520.77
January 25, 2007	751,079,523.44	November 25, 2009	48,601,909.78
February 25, 2007	719,387,336.15	December 25, 2009	47,227,852.90
March 25, 2007	685,997,290.94	January 25, 2010	45,889,600.42
April 25, 2007	654,153,538.20	February 25, 2010	44,407,008.05
May 25, 2007	623,785,352.42	March 25, 2010	42,931,968.05
June 25, 2007	594,823,079.25	April 25, 2010	41,501,010.38
July 25, 2007	567,200,392.37
August 25, 2007	540,854,133.29
September 25, 2007	515,718,982.26
October 25, 2007	491,741,204.99
November 25, 2007	468,740,480.18
December 25, 2007	446,500,550.87
January 25, 2008	424,696,663.54
February 25, 2008	378,795,292.31
March 25, 2008	87,432,023.84
April 25, 2008	83,463,232.77
May 25, 2008	79,961,396.75
June 25, 2008	76,696,427.05
July 25, 2008	73,599,008.73
August 25, 2008	70,608,254.53
September 25, 2008	67,717,938.82
October 25, 2008	64,897,246.69
November 25, 2008	62,185,730.30
December 25, 2008	58,900,736.66
January 25, 2009	54,765,241.37
February 25, 2009	61,008,294.53

Net WAC Cap and Effective Rate Schedule

Period	Payment Date	Net WAC Cap(%)(1)(2)	Effective Rate(%)(1)(3)	Period	Payment Date	Net WAC Cap (%)(1)(2)	Effective Rate(%)(1)(3)
1	May 25, 2006	8.19	22.53	45	January 25, 2010	11.27	13.98
2	June 25, 2006	7.40	21.83	46	February 25, 2010	11.27	13.98
3	July 25, 2006	7.65	21.85	47	March 25, 2010	13.15	15.75
4	August 25, 2006	7.40	21.66	48	April 25, 2010	11.85	14.54
5	September 25, 2006	7.40	21.54	49	May 25, 2010	12.22	12.22
6	October 25, 2006	7.65	21.49	50	June 25, 2010	11.81	11.81
7	November 25, 2006	7.40	21.50	51	July 25, 2010	12.19	12.19
8	December 25, 2006	7.65	21.41	52	August 25, 2010	11.77	11.77
9	January 25, 2007	7.40	21.10	53	September 25, 2010	11.75	11.75
10	February 25, 2007	7.40	20.87	54	October 25, 2010	12.12	12.12
11	March 25, 2007	8.19	20.93	55	November 25, 2010	11.70	11.70
12	April 25, 2007	7.40	20.35	56	December 25, 2010	12.06	12.06
13	May 25, 2007	7.64	20.20	57	January 25, 2011	11.66	11.66
14	June 25, 2007	7.40	19.85	58	February 25, 2011	11.64	11.64
15	July 25, 2007	7.64	19.72	59	March 25, 2011	12.86	12.86
16	August 25, 2007	7.39	19.36	60	April 25, 2011	11.58	11.58
17	September 25, 2007	7.39	19.13	61	May 25, 2011	11.94	11.94
18	October 25, 2007	7.64	19.02	62	June 25, 2011	11.53	11.53
19	November 25, 2007	7.39	18.67	63	July 25, 2011	11.88	11.88
20	December 25, 2007	7.64	18.57	64	August 25, 2011	11.47	11.47
21	January 25, 2008	7.39	18.21	65	September 25, 2011	11.44	11.44
22	February 25, 2008	7.41	17.55	66	October 25, 2011	11.80	11.80
23	March 25, 2008	9.05	11.45	67	November 25, 2011	11.39	11.39
24	April 25, 2008	8.45	10.92	68	December 25, 2011	11.74	11.74
25	May 25, 2008	8.72	11.17	69	January 25, 2012	11.33	11.33
26	June 25, 2008	8.42	10.92	70	February 25, 2012	11.30	11.30
27	July 25, 2008	8.70	11.14	71	March 25, 2012	12.05	12.05
28	August 25, 2008	8.43	10.88	72	April 25, 2012	11.24	11.24
29	September 25, 2008	9.44	11.86	73	May 25, 2012	11.59	11.59
30	October 25, 2008	9.74	12.12	74	June 25, 2012	11.18	11.18
31	November 25, 2008	9.42	11.79	75	July 25, 2012	11.53	11.53
32	December 25, 2008	9.73	12.02	76	August 25, 2012	11.13	11.13
33	January 25, 2009	9.42	11.64	77	September 25, 2012	11.10	11.10
34	February 25, 2009	9.44	12.00	78	October 25, 2012	11.44	11.44
35	March 25, 2009	11.54	14.08
36	April 25, 2009	10.41	13.05
37	May 25, 2009	10.74	13.36
38	June 25, 2009	10.38	13.04
39	July 25, 2009	10.72	13.36
40	August 25, 2009	10.39	13.07
41	September 25, 2009	11.34	14.02
42	October 25, 2009	11.69	14.36
43	November 25, 2009	11.30	13.99
44	December 25, 2009	11.66	14.33

(1) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(2) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(3) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL	17.90	1.65	1.00	0.73	0.60
Principal Window	1 - 308	1 - 37	1 - 21	1 - 15	1 - 12
# months	308	37	21	15	12
Class A-3
WAL	27.22	3.89	2.00	1.50	1.14
Principal Window	308 - 348	37 - 60	21 - 28	15 - 21	12 - 16
# months	41	24	8	7	5
Class A-4
WAL	29.72	7.47	3.25	1.90	1.55
Principal Window	348 - 358	60 - 132	28 - 63	21 - 25	16 - 21
# months	11	73	36	5	6
Class A-5
WAL	29.83	13.02	6.27	2.38	1.85
Principal Window	358 - 358	132 - 162	63 - 78	25 - 32	21 - 24
# months	1	31	16	8	4

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL	29.60	8.81	4.73	3.92	2.36
Principal Window	335 - 358	51 - 162	44 - 78	32 - 48	24 - 33
# months	24	112	35	17	10
Class M-2
WAL	29.60	8.81	4.61	3.99	2.74
Principal Window	335 - 358	51 - 162	42 - 78	47 - 48	33 - 33
# months	24	112	37	2	1
Class M-3
WAL	29.60	8.81	4.55	3.80	2.74
Principal Window	335 - 358	51 - 162	41 - 78	43 - 48	33 - 33
# months	24	112	38	6	1
Class M-4
WAL	29.60	8.81	4.52	3.62	2.68
Principal Window	335 - 358	51 - 162	40 - 78	41 - 48	31 - 33
# months	24	112	39	8	3
Class M-5
WAL	29.60	8.81	4.51	3.50	2.57
Principal Window	335 - 358	51 - 162	39 - 78	39 - 48	29 - 33
# months	24	112	40	10	5
Class M-6
WAL	29.60	8.81	4.48	3.40	2.47
Principal Window	335 - 358	51 - 162	39 - 78	38 - 48	28 - 33
# months	24	112	40	11	6
Class M-7
WAL	29.60	8.81	4.47	3.33	2.40
Principal Window	335 - 358	51 - 162	38 - 78	36 - 48	27 - 33
# months	24	112	41	13	7
Class M-8
WAL	29.60	8.81	4.45	3.26	2.35
Principal Window	335 - 358	51 - 162	38 - 78	36 - 48	26 - 33
# months	24	112	41	13	8
Class M-9
WAL	29.60	8.81	4.45	3.21	2.31
Principal Window	335 - 358	51 - 162	38 - 78	35 - 48	26 - 33
# months	24	112	41	14	8

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL	17.90	1.65	1.00	0.73	0.60
Principal Window	1 - 308	1 - 37	1 - 21	1 - 15	1 - 12
# months	308	37	21	15	12
Class A-3
WAL	27.22	3.89	2.00	1.50	1.14
Principal Window	308 - 348	37 - 60	21 - 28	15 - 21	12 - 16
# months	41	24	8	7	5
Class A-4
WAL	29.72	7.47	3.25	1.90	1.55
Principal Window	348 - 358	60 - 132	28 - 63	21 - 25	16 - 21
# months	11	73	36	5	6
Class A-5
WAL	29.83	16.30	8.09	2.38	1.85
Principal Window	358 - 358	132 - 338	63 - 192	25 - 32	21 - 24
# months	1	207	130	8	4

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL	29.60	9.77	5.27	6.35	3.64
Principal Window	335 - 358	51 - 299	44 - 159	32 - 125	24 - 88
# months	24	249	116	94	65
Class M-2
WAL	29.60	9.74	5.12	4.55	3.60
Principal Window	335 - 358	51 - 285	42 - 149	47 - 94	37 - 65
# months	24	235	108	48	29
Class M-3
WAL	29.60	9.70	5.04	4.11	3.07
Principal Window	335 - 358	51 - 272	41 - 141	43 - 88	33 - 61
# months	24	222	101	46	29
Class M-4
WAL	29.60	9.67	4.99	3.91	2.88
Principal Window	335 - 358	51 - 263	40 - 135	41 - 84	31 - 58
# months	24	213	96	44	28
Class M-5
WAL	29.60	9.63	4.95	3.78	2.75
Principal Window	335 - 358	51 - 255	39 - 129	39 - 80	29 - 55
# months	24	205	91	42	27
Class M-6
WAL	29.60	9.58	4.89	3.66	2.64
Principal Window	335 - 358	51 - 245	39 - 124	38 - 77	28 - 53
# months	24	195	86	40	26
Class M-7
WAL	29.60	9.51	4.84	3.56	2.55
Principal Window	335 - 358	51 - 234	38 - 117	36 - 72	27 - 49
# months	24	184	80	37	23
Class M-8
WAL	29.60	9.40	4.76	3.45	2.47
Principal Window	335 - 358	51 - 219	38 - 108	36 - 67	26 - 46
# months	24	169	71	32	21
Class M-9
WAL	29.60	9.27	4.69	3.36	2.40
Principal Window	335 - 358	51 - 204	38 - 100	35 - 62	26 - 42
# months	24	154	63	28	17

EXCESS SPREAD (1,2)

Period	STATIC Excess Spread %	FORWARD Excess Spread %	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	Period	STATIC Excess Spread %	FORWARD Excess Spread %	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %
1	2.74	2.74	4.829	5.110	46	4.42	4.23	5.164	5.223
2	2.38	2.38	4.969	5.167	47	4.83	4.66	5.164	5.224
3	2.40	2.39	5.066	5.211	48	4.40	4.21	5.164	5.225
4	2.38	2.37	5.092	5.241	49	4.58	4.33	5.169	5.226
5	2.38	2.37	5.162	5.255	50	4.40	4.14	5.169	5.226
6	2.40	2.38	5.209	5.260	51	4.56	4.30	5.170	5.227
7	2.38	2.37	5.176	5.254	52	4.37	4.11	5.170	5.226
8	2.40	2.38	5.224	5.241	53	4.36	4.10	5.170	5.226
9	2.38	2.35	5.245	5.220	54	4.51	4.26	5.169	5.225
10	2.38	2.35	5.172	5.196	55	4.33	4.07	5.169	5.224
11	2.46	2.42	5.195	5.180	56	4.49	4.24	5.169	5.242
12	2.38	2.34	5.172	5.163	57	4.30	4.04	5.168	5.262
13	2.41	2.38	5.103	5.149	58	4.29	4.03	5.168	5.280
14	2.38	2.34	5.099	5.145	59	4.78	4.60	5.166	5.299
15	2.42	2.37	5.095	5.141	60	4.26	4.05	5.165	5.319
16	2.38	2.33	5.092	5.137	61	4.41	4.10	5.276	5.340
17	2.38	2.33	5.088	5.133	62	4.23	3.90	5.279	5.342
18	2.42	2.37	5.083	5.128	63	4.39	4.07	5.280	5.343
19	2.37	2.32	5.080	5.124	64	4.20	3.87	5.281	5.344
20	2.42	2.37	5.075	5.127	65	4.19	3.88	5.283	5.346
21	2.37	2.31	5.072	5.131	66	4.34	4.05	5.284	5.345
22	2.39	2.32	5.067	5.136	67	4.16	3.85	5.285	5.346
23	3.82	3.64	5.062	5.142	68	4.31	4.02	5.286	5.341
24	3.52	3.33	5.059	5.147	69	4.13	3.82	5.287	5.336
25	3.64	3.43	5.101	5.154	70	4.12	3.80	5.288	5.330
26	3.49	3.26	5.100	5.153	71	4.44	4.14	5.288	5.324
27	3.62	3.40	5.100	5.151	72	4.09	3.76	5.288	5.318
28	3.49	3.27	5.098	5.150	73	4.24	3.96	5.255	5.312
29	4.36	4.16	5.097	5.149	74	4.07	3.77	5.254	5.312
30	4.50	4.30	5.096	5.147	75	4.23	3.95	5.253	5.311
31	4.34	4.14	5.094	5.145	76	4.06	3.76	5.254	5.311
32	4.48	4.28	5.092	5.156	77	4.05	3.75	5.253	5.310
33	4.34	4.14	5.092	5.166	78	4.22	3.93	5.251	5.308
34	4.34	4.15	5.090	5.178
35	4.93	4.80	5.087	5.190
36	4.50	4.35	5.086	5.202
37	4.63	4.43	5.156	5.216
38	4.40	4.20	5.157	5.217
39	4.59	4.38	5.159	5.219
40	4.46	4.25	5.160	5.219
41	4.45	4.26	5.161	5.219
42	4.59	4.40	5.162	5.219
43	4.44	4.24	5.163	5.220
44	4.57	4.38	5.164	5.222
45	4.43	4.23	5.164	5.222

(1)      Assumes the pricing prepayment speed to call.

(2)

Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, the Trust Oversight Manager Fee, and Securities Administrator Fee), less aggregate interest on the Certificates plus net swap payments divided by (b) aggregate principal balance of the Mortgage Loans as of the beginning period.

Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
M-1	41.7	19.6	27.4	20.5	20.4	21.1
M-2	31.9	16.9	21.8	17.7	16.5	18.2
M-3	27.3	15.4	19.0	16.1	14.5	16.5
M-4	23.9	14.1	16.8	14.7	13.0	15.2
M-5	21.0	12.9	14.9	13.5	11.6	13.9
M-6	18.1	11.7	13.1	12.2	10.2	12.6
M-7	15.4	10.4	11.2	10.8	8.8	11.1
M-8	13.4	9.3	9.8	9.7	7.8	10.1
M-9	11.9	8.5	8.8	8.9	6.9	9.1

Assumptions:

(1)

Pricing Prepayment Assumption, default is in addition to voluntary prepay

(2)

Forward LIBOR

(3)

12 month recovery lag

(4)

100% Servicer advance of delinquent principal and interest

(5)

To maturity

(6)

Trigger Event is in effect for every Distribution Date on or after the Stepdown Date

(7)

‘Break’ is first dollar of principal loss

Footnotes:

(a)

Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	$930,509,120	$29,964	$968,811
Average Scheduled Principal Balance	$221,076
Number of Mortgage Loans	4,209

Weighted Average Gross Coupon	8.170%	5.000%	13.900%
Weighted Average FICO Score	623	500	811
Weighted Average Combined Original LTV	80.50%	11.34%	100.00%
Weighted Average DTI	41.94%	0.09%	57.50%

Weighted Average Original Term	359	120	360
Weighted Average Stated Remaining Term	357	118	359
Weighted Average Seasoning	3	1	8

Weighted Average Gross Margin	6.197%	3.290%	8.560%
Weighted Average Minimum Interest Rate	8.264%	5.500%	12.950%
Weighted Average Maximum Interest Rate	15.256%	12.500%	19.950%
Weighted Average Initial Rate Cap	1.497%	1.000%	1.500%
Weighted Average Subsequent Rate Cap	1.497%	1.000%	1.500%
Weighted Average Months to Roll	22	17	35

Maturity Date		February 1, 2016	March 1, 2036
Maximum Zip Code Concentration	92336(0.49%)

ARM	80.79%
Fixed Rate	19.21%

Interest Only	7.35%	Single Family	72.66%
Not Interest Only	92.65%	Multi Family	8.80%
Weighted Average IO Term	60	Condo	6.72%
		PUD	11.82%
First Lien	97.48%
Second Lien	2.52%	Top 5 States:
		California	40.56%
Full Documentation	51.34%	Florida	8.21%
Limited Documentation	1.63%	New Jersey	5.62%
Stated Documentation	47.03%	New York	5.32%
		Massachusetts	4.19%
Purchase	40.73%
Cash Out Refinance	49.47%
Rate/Term Refinance	9.81%

Primary	88.77%
Investment	8.26%
Second / Vacation	2.97%

Current Principal Balance	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	91	3,859,348.12	0.41	10.609	346	92.27	626	39.65
50,001 - 100,000	739	55,926,566.46	6.01	9.336	354	82.39	609	38.80
100,001 - 150,000	800	99,618,584.10	10.71	8.653	355	79.16	606	39.53
150,001 - 200,000	619	108,352,239.76	11.64	8.391	357	77.89	607	41.64
200,001 - 250,000	507	114,060,974.68	12.26	8.206	357	78.67	615	42.41
250,001 - 300,000	443	121,796,095.37	13.09	7.942	357	79.38	618	41.76
300,001 - 350,000	290	94,469,070.80	10.15	7.889	357	80.03	626	42.34
350,001 - 400,000	245	91,567,552.51	9.84	8.078	357	81.83	625	43.15
400,001 - 450,000	161	68,294,668.39	7.34	7.848	357	82.41	644	43.82
450,001 - 500,000	122	57,988,509.32	6.23	7.881	357	82.75	641	42.53
500,001 - 550,000	79	41,390,811.37	4.45	7.625	355	82.61	650	43.38
550,001 - 600,000	49	28,278,502.18	3.04	7.758	357	82.89	641	41.50
600,001 - 650,000	29	18,143,794.83	1.95	7.650	357	82.95	651	42.30
650,001 - 700,000	7	4,712,041.93	0.51	7.983	357	85.91	647	45.96
700,001 - 750,000	17	12,451,954.47	1.34	8.034	357	83.42	647	43.47
750,001 - 800,000	1	781,697.87	0.08	9.350	358	85.00	566	43.71
800,001 - 850,000	4	3,296,583.23	0.35	7.769	358	80.59	675	47.63
850,001 - 900,000	3	2,630,021.91	0.28	7.738	358	80.00	645	38.06
950,001 - 1,000,000	3	2,890,102.89	0.31	7.768	358	83.35	650	46.01
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	349,081.27	0.04	5.000	356	82.35	732	51.05
5.500 - 5.999	70	23,583,508.33	2.53	5.826	354	76.73	653	41.51
6.000 - 6.499	225	63,334,648.04	6.81	6.276	355	77.61	649	43.59
6.500 - 6.999	376	101,249,834.53	10.88	6.763	356	77.72	636	41.61
7.000 - 7.499	415	105,299,092.50	11.32	7.274	357	80.13	629	42.96
7.500 - 7.999	704	177,060,626.92	19.03	7.772	357	79.59	630	42.57
8.000 - 8.499	465	106,167,304.44	11.41	8.242	357	80.30	626	41.75
8.500 - 8.999	594	130,167,827.22	13.99	8.737	357	80.68	611	42.06
9.000 - 9.499	358	69,615,489.54	7.48	9.235	357	81.26	612	40.77
9.500 - 9.999	399	74,134,475.15	7.97	9.733	357	83.42	600	40.51
10.000 - 10.499	193	30,020,812.46	3.23	10.201	356	83.42	590	40.73
10.500 - 10.999	169	25,456,989.15	2.74	10.722	356	85.56	598	41.20
11.000 - 11.499	87	10,784,836.12	1.16	11.236	357	88.65	609	39.87
11.500 - 11.999	58	4,957,619.57	0.53	11.760	357	89.82	611	39.69
12.000 - 12.499	57	5,023,880.08	0.54	12.205	355	94.57	620	42.26
12.500 - 12.999	33	2,946,343.95	0.32	12.725	357	98.41	622	39.84
13.000 - 13.499	2	176,860.16	0.02	13.177	357	100.00	585	45.05
13.500 - 13.999	3	179,890.76	0.02	13.723	358	100.00	630	45.40
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	299	52,616,280.84	5.65	9.389	357	73.52	513	42.69
525 - 549	329	60,600,424.63	6.51	8.802	357	73.35	536	41.02
550 - 574	385	78,955,235.04	8.49	8.518	357	76.94	562	41.34
575 - 599	554	112,123,762.09	12.05	8.337	357	80.61	588	41.90
600 - 624	721	157,230,345.13	16.90	7.885	357	80.76	612	41.71
625 - 649	754	172,959,627.68	18.59	7.962	356	81.96	637	42.24
650 - 674	533	135,615,110.35	14.57	7.942	356	82.43	661	42.23
675 - 699	303	74,804,929.70	8.04	7.894	355	83.23	686	42.02
700 - 724	168	43,063,023.61	4.63	7.864	356	83.84	711	43.11
725 - 749	92	22,331,108.12	2.40	7.990	357	84.00	735	39.71
750 - 774	51	13,841,120.45	1.49	8.436	355	84.20	762	42.97
775 - 799	16	5,762,021.07	0.62	7.623	357	85.65	785	40.72
800 - 824	4	606,131.48	0.07	8.932	357	91.02	802	38.55
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Combined Original LTV	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	118	17,081,050.95	1.84	7.880	355	41.58	578	40.45
50.01 - 55.00	67	12,214,002.86	1.31	7.926	355	52.87	586	41.67
55.01 - 60.00	110	21,993,325.40	2.36	7.794	354	58.09	591	41.03
60.01 - 65.00	160	33,368,093.20	3.59	7.774	355	63.37	594	39.85
65.01 - 70.00	194	39,916,068.66	4.29	8.151	354	68.60	586	41.68
70.01 - 75.00	288	64,983,631.93	6.98	8.145	356	73.86	586	42.38
75.01 - 80.00	1652	397,804,250.75	42.75	7.914	357	79.83	634	42.82
80.01 - 85.00	414	96,668,294.00	10.39	8.137	357	84.50	607	40.49
85.01 - 90.00	655	158,317,669.49	17.01	8.513	357	89.74	630	41.45
90.01 - 95.00	243	61,381,836.63	6.60	8.275	356	94.68	654	41.69
95.01 - 100.00	308	26,780,896.32	2.88	11.019	356	99.97	658	41.25
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	3	146,331.61	0.02	8.565	118	66.50	608	50.79
180	23	2,562,271.98	0.28	8.373	177	75.44	634	38.24
240	21	2,306,014.90	0.25	7.629	237	70.14	638	42.73
300	1	248,655.28	0.03	6.475	296	55.56	650	44.57
360	4,161	925,245,846.42	99.43	8.172	357	80.55	623	41.95
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	3	146,331.61	0.02	8.565	118	66.50	608	50.79
121 - 180	23	2,562,271.98	0.28	8.373	177	75.44	634	38.24
181 - 240	21	2,306,014.90	0.25	7.629	237	70.14	638	42.73
241 - 300	1	248,655.28	0.03	6.475	296	55.56	650	44.57
301 - 360	4,161	925,245,846.42	99.43	8.172	357	80.55	623	41.95
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Debt Ratio	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	121	21,233,448.46	2.28	8.633	357	80.21	616	12.96
20.01 - 25.00	145	26,565,713.15	2.85	8.386	356	78.65	616	22.67
25.01 - 30.00	258	44,598,053.23	4.79	8.144	357	79.62	618	27.69
30.01 - 35.00	405	79,529,850.47	8.55	8.213	356	79.81	620	32.82
35.01 - 40.00	627	131,347,794.39	14.12	8.264	356	79.95	625	37.82
40.01 - 45.00	898	206,060,244.87	22.14	8.188	356	81.02	625	42.77
45.01 - 50.00	1,456	354,942,390.31	38.14	8.155	357	82.32	628	48.02
50.01 - 55.00	286	63,777,767.25	6.85	7.767	356	72.61	597	52.35
55.01 - 60.00	13	2,453,858.06	0.26	7.185	357	69.23	620	56.54
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
ARM	3,183	751,727,557.97	80.79	8.264	358	80.34	619	41.97
Fixed Rate	1,026	178,781,562.22	19.21	7.775	352	81.16	639	41.81
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2/28 ARM	962	197,557,901.47	21.23	8.996	358	79.90	595	41.52
2/28 ARM Balloon	1,890	467,838,770.15	50.28	8.061	358	80.33	624	42.22
2/28 ARM IO	210	58,872,122.74	6.33	7.773	358	80.73	658	41.12
3/27 ARM	64	10,471,138.41	1.13	8.090	356	79.91	606	41.44
3/27 ARM Balloon	30	7,498,722.17	0.81	7.917	357	88.32	619	43.96
3/27 ARM IO	27	9,488,903.03	1.02	6.601	356	82.28	647	43.24
Fixed	762	106,641,286.45	11.46	8.297	349	82.79	637	40.70
30/40 Balloon	264	72,140,275.77	7.75	7.004	356	78.74	643	43.45
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	3,972	862,148,094.42	92.65	8.215	356	80.46	620	41.98
Interest Only	237	68,361,025.77	7.35	7.610	358	80.94	656	41.42
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	3,972	862,148,094.42	92.65	8.215	356	80.46	620	41.98
60	237	68,361,025.77	7.35	7.610	358	80.94	656	41.42
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,566	325,797,234.19	35.01	8.764	357	81.14	620	41.60
12	137	37,913,056.03	4.07	8.087	356	80.45	643	43.52
24	1,945	448,790,803.81	48.23	7.997	358	80.28	620	42.14
36	561	118,008,026.16	12.68	7.217	353	79.57	637	41.60
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First	3,911	907,051,878.79	97.48	8.089	357	80.00	622	41.95
Second	298	23,457,241.40	2.52	11.308	355	99.85	656	41.53
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	2,399	477,725,272.90	51.34	7.719	356	80.03	609	41.87
Limited Documentation	66	15,149,985.49	1.63	7.776	350	80.19	610	36.15
Stated Documentation	1,744	437,633,861.80	47.03	8.676	357	81.02	639	42.22
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	1,731	378,987,084.76	40.73	8.384	357	83.41	650	42.68
Cash-Out Refinance	2,071	460,279,384.88	49.47	8.085	356	77.89	600	41.19
Rate / Term Refinance	407	91,242,650.55	9.81	7.718	356	81.60	628	42.66
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	3,111	676,091,509.04	72.66	8.136	356	80.04	618	41.78
Multi Family	284	81,917,340.49	8.80	8.181	357	81.45	648	42.85
PUD	513	110,000,544.91	11.82	8.334	356	82.39	627	42.34
Condo	301	62,499,725.75	6.72	8.238	357	80.86	637	41.75
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary	3,686	826,040,104.33	88.77	8.053	356	79.99	619	42.37
Investment	384	76,876,110.45	8.26	9.216	358	85.14	656	37.57
Second/Vacation	139	27,592,905.41	2.97	8.764	357	82.80	659	41.26
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
AA	3,236	735,464,120.81	79.04	8.030	356	81.77	635	42.08
A+	360	80,319,761.13	8.63	8.329	358	79.89	595	41.45
A-	209	44,802,764.50	4.81	8.524	357	76.59	576	41.45
B	197	36,291,650.61	3.90	9.098	355	73.45	558	41.29
C	192	31,225,307.36	3.36	9.281	357	67.32	553	40.90
C-	15	2,405,515.78	0.26	10.816	357	62.16	553	47.52
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	42	3,833,089.42	0.41	9.227	358	83.60	594	41.80
Alaska	10	1,895,858.02	0.20	8.626	358	81.73	593	38.34
Arizona	183	34,005,056.57	3.65	8.410	356	80.93	617	40.65
Arkansas	23	2,674,782.64	0.29	8.623	358	85.64	613	37.75
California	1,193	377,415,142.09	40.56	7.842	357	79.45	629	42.49
Colorado	47	8,763,821.94	0.94	7.967	357	84.12	627	40.32
Connecticut	53	11,056,174.36	1.19	8.519	349	80.36	606	40.50
Delaware	9	1,636,107.74	0.18	8.978	358	80.40	598	37.13
District Of Columbia	4	1,175,874.45	0.13	8.495	358	86.45	621	42.85
Florida	424	76,441,230.50	8.21	8.610	356	80.60	623	41.33
Georgia	120	17,613,222.25	1.89	8.594	357	83.44	608	40.31
Hawaii	55	18,077,863.29	1.94	7.148	356	82.39	669	43.10
Idaho	22	3,132,164.94	0.34	8.536	358	81.24	628	40.94
Illinois	154	28,235,195.00	3.03	8.506	358	82.04	611	42.09
Indiana	25	2,631,926.49	0.28	8.148	357	85.49	623	36.87
Iowa	22	1,769,388.52	0.19	8.543	358	83.03	614	37.63
Kansas	15	1,844,721.56	0.20	9.250	357	81.24	598	39.82
Kentucky	8	689,820.08	0.07	8.072	338	81.90	603	35.34
Louisiana	10	1,116,651.79	0.12	8.417	357	80.99	618	36.16
Maine	25	4,581,066.94	0.49	9.146	358	84.02	590	39.94
Maryland	128	27,483,381.75	2.95	8.324	356	78.43	597	42.73
Massachusetts	141	38,991,680.22	4.19	8.256	357	80.76	616	42.28
Michigan	77	8,297,515.43	0.89	9.006	356	82.54	598	41.31
Minnesota	42	6,946,309.20	0.75	8.072	353	79.96	633	39.66
Mississippi	15	1,805,907.79	0.19	8.444	357	85.09	602	45.01
Missouri	27	3,708,512.37	0.40	9.350	352	82.03	607	42.19
Montana	6	746,531.51	0.08	8.122	357	84.07	607	36.22
Nebraska	8	684,997.12	0.07	9.170	358	88.46	606	31.53
Nevada	90	18,108,630.16	1.95	8.286	357	82.82	650	43.16
New Hampshire	10	2,180,312.68	0.23	9.069	351	80.58	573	45.04
New Jersey	202	52,297,632.72	5.62	8.446	356	80.25	620	43.06
New Mexico	32	5,480,047.31	0.59	8.464	357	80.76	605	42.79
New York	178	49,474,440.12	5.32	7.927	357	80.31	643	43.21
North Carolina	29	3,638,939.58	0.39	8.697	358	82.26	608	42.64
North Dakota	3	250,326.73	0.03	9.494	358	90.02	682	22.64
Ohio	71	7,511,269.60	0.81	9.043	358	86.61	599	36.69
Oklahoma	15	1,529,006.02	0.16	8.054	357	81.88	620	36.59
Oregon	42	7,329,357.81	0.79	8.138	356	81.88	620	39.27
Pennsylvania	49	7,114,203.28	0.76	8.531	354	80.19	601	40.72
Rhode Island	16	3,720,283.77	0.40	8.895	358	85.83	615	43.75
South Carolina	41	5,322,106.16	0.57	8.595	357	82.19	603	37.12
South Dakota	1	60,690.07	0.01	9.500	358	75.00	519	31.61
Tennessee	41	4,750,541.99	0.51	8.545	352	80.52	624	40.60
Texas	268	32,278,397.94	3.47	8.640	349	79.84	599	40.66
Utah	35	6,378,035.81	0.69	8.730	354	81.81	639	43.14
Vermont	1	247,235.58	0.03	9.125	358	90.00	651	38.63
Virginia	58	11,557,903.48	1.24	8.029	357	83.53	622	41.44
Washington	69	15,047,910.41	1.62	7.917	357	81.91	622	41.49
West Virginia	3	389,978.32	0.04	9.095	357	85.32	683	37.35
Wisconsin	66	8,527,963.33	0.92	8.935	358	79.16	591	39.31
Wyoming	1	59,913.34	0.01	7.200	356	80.00	717	39.28
Total:	4,209	930,509,120.19	100.00	8.170	357	80.50	623	41.94

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
3.000 - 3.499	2	164,638.18	0.02	9.551	358	76.44	561	49.82
3.500 - 3.999	1	173,675.80	0.02	7.450	353	90.00	728	28.24
4.000 - 4.499	2	283,199.18	0.04	9.770	357	67.59	505	38.68
5.000 - 5.499	5	1,144,150.65	0.15	7.452	355	81.32	639	44.23
5.500 - 5.999	933	217,073,728.20	28.88	7.792	357	80.40	621	42.73
6.000 - 6.499	1,904	463,998,749.16	61.72	8.344	358	81.36	626	41.61
6.500 - 6.999	188	39,856,986.64	5.30	9.137	358	76.35	577	42.66
7.000 - 7.499	144	27,543,086.80	3.66	9.399	358	68.57	558	40.84
7.500 - 7.999	2	495,451.88	0.07	8.371	358	77.59	586	47.94
8.000 - 8.499	1	534,891.48	0.07	7.990	358	80.00	653	48.80
8.500 - 8.999	1	459,000.00	0.06	8.250	358	89.13	603	42.20
Total:	3,183	751,727,557.97	100.00	8.264	358	80.34	619	41.97

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	46	15,688,898.53	2.09	5.752	357	76.85	651	41.73
6.000 - 6.499	62	15,856,015.48	2.11	6.304	357	75.39	640	45.09
6.500 - 6.999	254	71,656,996.40	9.53	6.781	357	77.36	633	42.12
7.000 - 7.499	336	88,638,508.32	11.79	7.284	357	80.67	628	43.42
7.500 - 7.999	606	158,062,167.70	21.03	7.776	358	79.82	629	42.58
8.000 - 8.499	407	97,568,761.86	12.98	8.242	358	80.49	627	41.73
8.500 - 8.999	521	118,723,532.67	15.79	8.735	358	80.60	610	42.01
9.000 - 9.499	326	65,305,299.69	8.69	9.234	358	81.33	612	40.87
9.500 - 9.999	309	65,336,827.93	8.69	9.726	358	83.24	599	40.43
10.000 - 10.499	146	25,120,946.83	3.34	10.197	358	82.03	583	40.36
10.500 - 10.999	107	20,215,970.65	2.69	10.708	358	83.75	588	41.13
11.000 - 11.499	43	6,769,168.56	0.90	11.236	358	82.21	575	38.13
11.500 - 11.999	11	1,520,721.96	0.20	11.751	358	68.85	545	37.79
12.000 - 12.499	7	1,094,124.56	0.15	12.181	358	77.17	551	43.15
12.500 - 12.999	2	169,616.83	0.02	12.731	357	72.43	512	40.32
Total:	3,183	751,727,557.97	100.00	8.264	358	80.34	619	41.97

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
12.500 - 12.999	48	15,931,976.55	2.12	5.768	357	77.01	651	41.66
13.000 - 13.499	63	16,032,284.27	2.13	6.312	357	75.44	640	45.06
13.500 - 13.999	254	71,747,964.90	9.54	6.786	357	77.34	633	42.16
14.000 - 14.499	337	88,759,862.71	11.81	7.287	357	80.71	628	43.37
14.500 - 14.999	609	158,978,214.37	21.15	7.782	358	79.84	629	42.51
15.000 - 15.499	415	99,233,103.62	13.20	8.263	358	80.47	626	41.80
15.500 - 15.999	520	118,458,695.72	15.76	8.745	358	80.63	610	42.12
16.000 - 16.499	318	63,602,466.17	8.46	9.237	358	81.37	612	40.75
16.500 - 16.999	307	65,044,844.08	8.65	9.736	358	83.10	599	40.42
17.000 - 17.499	144	24,861,815.41	3.31	10.196	358	81.98	583	40.46
17.500 - 17.999	105	19,522,698.26	2.60	10.707	358	84.03	590	40.86
18.000 - 18.499	43	6,769,168.56	0.90	11.236	358	82.21	575	38.13
18.500 - 18.999	11	1,520,721.96	0.20	11.751	358	68.85	545	37.79
19.000 - 19.499	7	1,094,124.56	0.15	12.181	358	77.17	551	43.15
19.500 - 19.999	2	169,616.83	0.02	12.731	357	72.43	512	40.32
Total:	3,183	751,727,557.97	100.00	8.264	358	80.34	619	41.97

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	21	4,211,564.80	0.56	9.189	358	84.18	588	40.58
1.500	3,162	747,515,993.17	99.44	8.259	358	80.32	619	41.98
Total:	3,183	751,727,557.97	100.00	8.264	358	80.34	619	41.97

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	21	4,211,564.80	0.56	9.189	358	84.18	588	40.58
1.500	3,162	747,515,993.17	99.44	8.259	358	80.32	619	41.98
Total:	3,183	751,727,557.97	100.00	8.264	358	80.34	619	41.97

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
16 - 18	3	739,337.40	0.10	7.238	354	82.32	620	41.67
19 - 21	864	208,661,090.25	27.76	7.838	357	79.48	618	42.39
22 - 24	2,195	514,868,366.71	68.49	8.478	358	80.55	620	41.76
28 - 30	26	5,144,974.56	0.68	6.495	354	83.73	640	43.32
31 - 33	43	12,190,699.83	1.62	7.137	356	83.77	634	43.27
34 - 36	52	10,123,089.22	1.35	8.524	358	81.77	603	41.83
Total:	3,183	751,727,557.97	100.00	8.264	358	80.34	619	41.97

Group 1 Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	438,971,249	49,269	633,535
Average Scheduled Principal Balance	193,039
Number of Mortgage Loans	2,274

Weighted Average Gross Coupon	8.170%	5.000%	12.200%
Weighted Average FICO Score	623	500	802
Weighted Average Combined Original LTV	80.50%	42.42%	100.00%
Weighted Average DTI	41.27%	1.54%	57.50%

Weighted Average Original Term	359	120	360
Weighted Average Stated Remaining Term	356	118	359
Weighted Average Seasoning	3	1	8

Weighted Average Gross Margin	6.193%	3.290%	7.990%
Weighted Average Minimum Interest Rate	8.356%	5.500%	12.200%
Weighted Average Maximum Interest Rate	15.346%	12.500%	19.200%
Weighted Average Initial Rate Cap	1.497%	1.000%	1.500%
Weighted Average Subsequent Rate Cap	1.497%	1.000%	1.500%
Weighted Average Months to Roll	22	17	35

Maturity Date		February 1, 2016	March 1, 2036
Maximum Zip Code Concentration	90044(0.58%)

ARM	80.51%
Fixed Rate	19.49%

Interest Only	5.30%	Single Family	71.25%
Not Interest Only	94.70%	Multi Family	11.13%
Weighted Average IO Term	60	Condo	6.18%
		PUD	11.44%
First Lien	100.00%
Second Lien	0.00%	Top 5 States:
		California	28.07%
Full Documentation	56.49%	Florida	9.37%
Limited Documentation	1.37%	New Jersey	5.62%
Stated Documentation	42.14%	New York	5.20%
		Massachusetts	4.88%
Purchase	21.57%
Cash Out Refinance	64.12%
Rate/Term Refinance	14.30%

Primary	80.43%
Investment	14.99%
Second / Vacation	4.58%

Current Principal Balance	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	10	498,567.80	0.11	8.417	346	68.27	616	34.59
50,001 - 100,000	439	33,539,956.27	7.64	8.709	353	81.09	615	38.52
100,001 - 150,000	515	64,088,983.23	14.60	8.311	354	78.98	615	39.50
150,001 - 200,000	384	67,051,935.22	15.27	8.305	357	79.56	614	41.21
200,001 - 250,000	307	69,077,795.38	15.74	8.236	357	79.66	622	42.24
250,001 - 300,000	242	66,691,488.74	15.19	7.873	357	80.14	624	41.72
300,001 - 350,000	171	55,807,234.02	12.71	7.981	357	80.77	623	41.32
350,001 - 400,000	134	50,070,766.20	11.41	8.138	358	82.65	630	43.05
400,001 - 450,000	47	19,524,906.71	4.45	7.945	357	83.59	639	42.97
450,001 - 500,000	14	6,723,621.15	1.53	7.949	357	85.74	688	37.51
500,001 - 550,000	9	4,701,764.68	1.07	7.528	356	80.16	661	43.23
550,001 - 600,000	1	560,694.27	0.13	9.550	357	85.00	717	44.67
600,001 - 650,000	1	633,534.97	0.14	7.150	358	93.24	699	48.92
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	349,081.27	0.08	5.000	356	82.35	732	51.05
5.500 - 5.999	26	7,228,594.40	1.65	5.875	351	76.19	686	41.60
6.000 - 6.499	82	19,716,100.99	4.49	6.276	353	77.60	674	42.97
6.500 - 6.999	250	56,450,207.70	12.86	6.745	356	76.71	630	41.51
7.000 - 7.499	259	53,667,817.72	12.23	7.271	356	80.04	627	42.55
7.500 - 7.999	416	82,552,041.23	18.81	7.761	356	79.83	622	42.43
8.000 - 8.499	264	46,665,096.11	10.63	8.216	357	80.42	617	40.33
8.500 - 8.999	350	65,861,366.43	15.00	8.740	357	81.44	614	40.98
9.000 - 9.499	210	33,299,385.43	7.59	9.245	356	82.20	612	39.26
9.500 - 9.999	213	39,876,467.74	9.08	9.727	357	84.01	614	40.52
10.000 - 10.499	97	14,798,282.46	3.37	10.190	356	84.37	612	39.50
10.500 - 10.999	74	13,422,578.91	3.06	10.681	358	85.24	608	40.72
11.000 - 11.499	24	3,772,137.88	0.86	11.204	358	82.19	594	34.89
11.500 - 11.999	5	671,945.61	0.15	11.800	358	77.10	575	40.07
12.000 - 12.499	3	640,144.76	0.15	12.164	358	80.41	579	42.50
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	63	10,698,534.45	2.44	9.353	358	75.77	515	42.97
525 - 549	79	13,922,641.10	3.17	9.112	358	74.19	536	39.74
550 - 574	310	57,432,929.82	13.08	8.577	357	77.17	562	40.58
575 - 599	389	69,443,307.56	15.82	8.421	357	80.27	588	41.72
600 - 624	448	86,697,011.44	19.75	7.946	357	80.28	612	41.53
625 - 649	378	71,985,993.04	16.40	8.077	355	81.97	637	41.12
650 - 674	282	58,250,483.29	13.27	7.790	355	81.91	660	41.13
675 - 699	157	33,646,614.92	7.66	7.844	356	82.02	686	41.85
700 - 724	81	16,537,323.51	3.77	7.846	355	84.25	710	42.03
725 - 749	55	12,268,314.90	2.79	7.995	357	83.86	734	38.77
750 - 774	26	6,392,581.66	1.46	8.466	355	84.71	761	41.76
775 - 799	4	1,234,617.89	0.28	6.914	358	72.66	782	45.34
800 - 824	2	460,895.06	0.10	8.063	357	88.19	800	36.77
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Combined Original LTV	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	33	5,004,152.16	1.14	7.908	355	46.41	594	40.88
50.01 - 55.00	45	7,702,991.32	1.75	7.864	355	52.87	606	42.27
55.01 - 60.00	69	14,004,793.33	3.19	7.716	352	58.17	617	40.47
60.01 - 65.00	112	21,077,594.20	4.80	7.744	355	63.27	610	38.31
65.01 - 70.00	119	23,191,853.75	5.28	7.987	352	68.56	606	40.64
70.01 - 75.00	158	31,551,288.14	7.19	8.166	356	73.87	601	42.01
75.01 - 80.00	791	144,410,245.86	32.90	7.964	357	79.69	625	42.49
80.01 - 85.00	274	58,168,925.89	13.25	8.168	357	84.44	613	40.25
85.01 - 90.00	489	95,140,886.84	21.67	8.657	358	89.73	633	40.30
90.01 - 95.00	177	37,559,578.92	8.56	8.354	356	94.63	650	42.18
95.01 - 100.00	7	1,158,938.23	0.26	8.328	357	99.91	699	41.33
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	1	59,327.73	0.01	7.615	118	69.77	594	53.68
180	14	1,375,522.70	0.31	8.409	178	71.98	643	39.69
240	17	1,931,386.00	0.44	7.467	237	68.51	645	42.77
300	1	248,655.28	0.06	6.475	296	55.56	650	44.57
360	2,241	435,356,356.93	99.18	8.174	357	80.59	623	41.26
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	1	59,327.73	0.01	7.615	118	69.77	594	53.68
121 - 180	14	1,375,522.70	0.31	8.409	178	71.98	643	39.69
181 - 240	17	1,931,386.00	0.44	7.467	237	68.51	645	42.77
241 - 300	1	248,655.28	0.06	6.475	296	55.56	650	44.57
301 - 360	2,241	435,356,356.93	99.18	8.174	357	80.59	623	41.26
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Debt Ratio	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	80	13,429,278.34	3.06	8.665	357	80.40	616	13.65
20.01 - 25.00	79	11,704,289.96	2.67	8.471	355	79.21	614	22.68
25.01 - 30.00	169	27,046,672.85	6.16	8.116	357	79.76	625	27.57
30.01 - 35.00	228	42,318,793.68	9.64	8.144	356	80.22	621	32.82
35.01 - 40.00	336	64,058,067.99	14.59	8.342	356	80.07	628	37.68
40.01 - 45.00	468	94,152,129.41	21.45	8.218	356	80.27	623	42.74
45.01 - 50.00	738	151,366,151.77	34.48	8.129	357	82.69	624	48.02
50.01 - 55.00	170	33,972,653.14	7.74	7.686	355	73.62	613	52.23
55.01 - 60.00	6	923,211.50	0.21	7.796	357	78.11	691	56.29
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
ARM	1,790	353,410,761.66	80.51	8.356	358	81.06	619	41.32
Fixed Rate	484	85,560,486.98	19.49	7.405	351	78.16	639	41.08
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2/28 ARM	530	96,764,720.68	22.04	9.027	358	81.01	605	40.72
2/28 ARM Balloon	1,093	222,492,740.43	50.69	8.156	358	81.02	622	41.54
2/28 ARM IO	93	19,880,567.87	4.53	7.699	358	78.93	643	41.19
3/27 ARM	41	5,563,680.39	1.27	8.197	356	79.35	609	39.14
3/27 ARM Balloon	21	5,321,602.55	1.21	7.785	357	91.34	634	44.27
3/27 ARM IO	12	3,387,449.74	0.77	7.307	356	84.09	643	43.35
Fixed	329	52,125,027.42	11.87	7.609	347	77.66	633	39.80
30/40 Balloon	155	33,435,459.56	7.62	7.087	356	78.94	647	43.07
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	2,169	415,703,231.03	94.70	8.200	356	80.54	622	41.26
Interest Only	105	23,268,017.61	5.30	7.642	357	79.68	643	41.51
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	2,169	415,703,231.03	94.70	8.200	356	80.54	622	41.26
60	105	23,268,017.61	5.30	7.642	357	79.68	643	41.51
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	880	168,781,456.46	38.45	8.679	356	81.38	623	41.32
12	68	17,060,962.62	3.89	8.013	356	81.09	639	42.21
24	997	192,672,387.84	43.89	8.017	357	80.26	616	41.23
36	329	60,456,441.72	13.77	7.282	353	78.61	640	41.00
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	1,384	247,969,360.90	56.49	7.711	356	80.55	615	41.70
Stated Documentation	862	184,996,632.79	42.14	8.794	356	80.41	633	40.92
Limited Documentation	28	6,005,254.95	1.37	7.911	358	80.92	621	34.16
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	590	94,694,953.82	21.57	8.732	357	84.59	651	42.10
Cash-out Refinance	1,378	281,488,977.52	64.12	8.084	356	78.84	611	40.62
Rate-term Refinance	306	62,787,317.30	14.30	7.710	356	81.76	634	42.96
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	1,693	312,766,899.65	71.25	8.126	356	80.14	617	41.19
2-4 Family	174	48,869,194.42	11.13	8.283	357	81.16	642	41.88
PUD	248	50,218,544.93	11.44	8.269	356	81.64	629	41.55
Condo	159	27,116,609.64	6.18	8.291	358	81.32	641	40.59
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary	1,824	353,052,307.22	80.43	7.937	356	79.40	615	41.85
Investment	348	65,811,816.94	14.99	9.239	358	86.18	657	37.85
Second/Vacation	102	20,107,124.48	4.58	8.760	357	81.09	656	42.29
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
AA	1,709	330,476,715.09	75.28	8.013	356	81.84	633	41.50
A+	237	49,024,180.01	11.17	8.290	358	78.94	604	40.33
A-	116	22,422,068.48	5.11	8.510	356	78.51	591	40.98
B	105	19,772,887.51	4.50	9.028	356	74.58	575	40.87
C	99	16,022,545.35	3.65	9.331	358	68.91	570	39.89
C-	8	1,252,852.20	0.29	10.599	357	64.09	584	46.16
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	30	2,484,212.84	0.57	9.013	358	83.81	609	42.64
Alaska	6	1,220,212.92	0.28	8.395	358	83.60	604	37.92
Arizona	110	19,249,943.73	4.39	8.308	356	80.74	621	40.55
Arkansas	14	1,663,121.05	0.38	8.389	358	82.35	616	43.52
California	442	123,239,258.74	28.07	7.831	358	77.99	622	41.50
Colorado	37	6,989,234.88	1.59	7.925	357	84.95	634	40.63
Connecticut	32	6,818,647.43	1.55	8.483	357	80.41	600	40.94
Delaware	8	1,553,346.47	0.35	8.769	358	79.35	596	36.48
District Of Columbia	2	536,290.71	0.12	8.470	359	86.21	654	38.60
Florida	236	41,112,832.05	9.37	8.487	357	80.11	627	40.08
Georgia	83	12,403,166.11	2.83	8.487	357	84.47	617	40.74
Hawaii	22	7,507,474.26	1.71	6.994	357	78.38	671	42.14
Idaho	17	2,580,672.88	0.59	8.500	358	81.31	633	39.81
Illinois	91	16,476,973.53	3.75	8.337	358	82.25	617	43.26
Indiana	22	2,277,281.97	0.52	8.175	357	85.79	624	37.08
Iowa	19	1,509,969.01	0.34	8.534	358	84.56	623	38.34
Kansas	8	1,091,873.71	0.25	8.524	357	81.74	623	42.04
Kentucky	7	624,249.06	0.14	7.985	336	82.10	612	35.27
Louisiana	9	1,061,094.36	0.24	8.253	357	80.25	619	36.52
Maine	13	2,633,276.93	0.60	9.162	358	83.56	584	41.90
Maryland	78	15,899,902.51	3.62	8.061	356	79.60	611	42.73
Massachusetts	79	21,425,531.05	4.88	8.169	357	81.80	625	42.78
Michigan	53	5,312,558.98	1.21	8.724	355	83.56	613	41.18
Minnesota	34	6,098,075.10	1.39	7.905	353	80.45	641	39.44
Mississippi	13	1,498,116.89	0.34	8.125	357	85.59	606	44.59
Missouri	20	2,491,288.08	0.57	9.448	358	84.56	606	40.82
Montana	2	242,916.29	0.06	7.917	358	88.51	687	19.18
Nebraska	6	508,645.25	0.12	8.760	358	87.03	615	31.84
Nevada	43	9,194,969.44	2.09	8.125	357	82.82	654	42.73
New Hampshire	7	1,580,469.79	0.36	8.579	349	80.37	592	46.62
New Jersey	105	24,687,571.05	5.62	8.429	355	80.65	625	43.05
New Mexico	17	2,632,191.17	0.60	8.577	357	84.73	622	42.78
New York	85	22,826,858.11	5.20	7.914	356	78.68	635	42.98
North Carolina	21	2,920,363.02	0.67	8.491	358	83.38	617	42.91
North Dakota	3	250,326.73	0.06	9.494	358	90.02	682	22.64
Ohio	54	5,252,673.71	1.20	8.858	358	87.15	617	35.93
Oklahoma	10	848,757.06	0.19	8.427	357	82.68	617	38.34
Oregon	28	5,361,562.39	1.22	8.057	357	83.38	625	41.61
Pennsylvania	31	3,912,433.98	0.89	8.238	357	81.17	617	39.13
Rhode Island	11	2,726,761.72	0.62	8.456	358	86.10	622	42.90
South Carolina	28	3,790,065.22	0.86	8.429	358	82.05	611	36.62
Tennessee	25	2,406,602.81	0.55	8.422	349	80.13	632	38.10
Texas	163	18,464,931.00	4.21	8.495	344	79.28	606	39.90
Utah	24	3,965,614.35	0.90	8.831	352	82.02	634	40.97
Vermont	1	247,235.58	0.06	9.125	358	90.00	651	38.63
Virginia	29	5,173,556.90	1.18	7.663	357	82.90	616	40.05
Washington	45	9,846,695.09	2.24	7.974	357	85.15	632	41.25
West Virginia	2	329,054.45	0.07	8.872	357	82.60	680	36.65
Wisconsin	48	5,982,474.94	1.36	8.736	358	80.73	608	38.72
Wyoming	1	59,913.34	0.01	7.200	356	80.00	717	39.28
Total:	2,274	438,971,248.64	100.00	8.170	356	80.50	623	41.27

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
3.000 - 3.499	2	164,638.18	0.05	9.551	358	76.44	561	49.82
3.500 - 3.999	1	173,675.80	0.05	7.450	353	90.00	728	28.24
4.000 - 4.499	1	146,743.68	0.04	9.650	357	70.00	503	36.34
5.000 - 5.499	2	301,198.32	0.09	7.171	355	85.00	596	37.07
5.500 - 5.999	548	105,800,087.78	29.94	7.877	357	81.74	617	42.64
6.000 - 6.499	1,054	209,779,138.93	59.36	8.456	358	82.06	627	40.61
6.500 - 6.999	110	23,217,238.89	6.57	9.062	358	76.31	588	42.38
7.000 - 7.499	70	13,332,588.20	3.77	9.348	358	68.41	575	40.10
7.500 - 7.999	2	495,451.88	0.14	8.371	358	77.59	586	47.94
Total:	1,790	353,410,761.66	100.00	8.356	358	81.06	619	41.32

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	14	3,975,060.32	1.12	5.804	357	76.22	685	43.36
6.000 - 6.499	14	2,974,271.67	0.84	6.282	357	75.14	655	44.52
6.500 - 6.999	157	37,689,400.57	10.66	6.766	357	76.56	627	42.51
7.000 - 7.499	193	41,710,259.26	11.80	7.278	357	81.04	626	43.44
7.500 - 7.999	340	69,267,378.85	19.60	7.765	358	80.14	621	42.37
8.000 - 8.499	222	41,159,619.42	11.65	8.215	358	80.52	617	40.28
8.500 - 8.999	302	59,294,903.19	16.78	8.740	358	81.42	612	40.98
9.000 - 9.499	186	30,235,341.11	8.56	9.244	358	82.32	611	38.86
9.500 - 9.999	186	36,777,130.34	10.41	9.726	358	84.42	617	40.46
10.000 - 10.499	79	12,732,516.53	3.60	10.181	358	84.68	614	39.29
10.500 - 10.999	65	12,510,652.15	3.54	10.680	358	86.12	611	40.89
11.000 - 11.499	24	3,772,137.88	1.07	11.204	358	82.19	594	34.89
11.500 - 11.999	5	671,945.61	0.19	11.800	358	77.10	575	40.07
12.000 - 12.499	3	640,144.76	0.18	12.164	358	80.41	579	42.50
Total:	1,790	353,410,761.66	100.00	8.356	358	81.06	619	41.32

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
12.500 - 12.999	16	4,218,138.34	1.19	5.863	357	76.85	681	43.01
13.000 - 13.499	15	3,150,540.46	0.89	6.322	357	75.41	653	44.41
13.500 - 13.999	157	37,780,369.07	10.69	6.776	357	76.52	627	42.59
14.000 - 14.499	194	41,831,613.65	11.84	7.285	357	81.12	625	43.34
14.500 - 14.999	339	69,193,028.95	19.58	7.767	358	80.14	621	42.32
15.000 - 15.499	222	41,340,871.44	11.70	8.227	358	80.57	618	40.43
15.500 - 15.999	304	59,867,609.98	16.94	8.755	358	81.49	612	41.09
16.000 - 16.499	185	29,882,260.44	8.46	9.249	358	82.20	609	38.79
16.500 - 16.999	185	36,637,999.32	10.37	9.744	358	84.21	617	40.46
17.000 - 17.499	78	12,606,722.00	3.57	10.180	358	84.63	613	39.19
17.500 - 17.999	63	11,817,379.76	3.34	10.677	358	86.72	615	40.43
18.000 - 18.499	24	3,772,137.88	1.07	11.204	358	82.19	594	34.89
18.500 - 18.999	5	671,945.61	0.19	11.800	358	77.10	575	40.07
19.000 - 19.499	3	640,144.76	0.18	12.164	358	80.41	579	42.50
Total:	1,790	353,410,761.66	100.00	8.356	358	81.06	619	41.32

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	11	2,348,698.18	0.66	9.314	357	84.38	581	43.64
1.500	1,779	351,062,063.48	99.34	8.349	358	81.04	619	41.30
Total:	1,790	353,410,761.66	100.00	8.356	358	81.06	619	41.32

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	11	2,348,698.18	0.66	9.314	357	84.38	581	43.64
1.500	1,779	351,062,063.48	99.34	8.349	358	81.04	619	41.30
Total:	1,790	353,410,761.66	100.00	8.356	358	81.06	619	41.32

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
16 - 18	1	244,655.93	0.07	8.550	353	90.00	664	38.64
19 - 21	471	93,801,628.31	26.54	7.868	357	80.16	619	42.30
22 - 24	1,244	245,091,744.74	69.35	8.572	358	81.17	619	40.90
28 - 30	16	2,221,390.21	0.63	6.993	354	85.88	634	40.95
31 - 33	25	5,707,744.83	1.62	7.603	356	86.34	633	43.30
34 - 36	33	6,343,597.64	1.79	8.332	358	83.37	618	41.32
Total:	1,790	353,410,761.66	100.00	8.356	358	81.06	619	41.32

Group 2 Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	491,537,872	29,964	968,811
Average Scheduled Principal Balance	254,025
Number of Mortgage Loans	1,935

Weighted Average Gross Coupon	8.170%	5.500%	13.900%
Weighted Average FICO Score	623	500	811
Weighted Average Combined Original LTV	80.50%	11.34%	100.00%
Weighted Average DTI	42.54%	0.09%	57.08%

Weighted Average Original Term	359	120	360
Weighted Average Stated Remaining Term	357	118	359
Weighted Average Seasoning	3	1	8

Weighted Average Gross Margin	6.200%	4.000%	8.560%
Weighted Average Minimum Interest Rate	8.183%	5.500%	12.950%
Weighted Average Maximum Interest Rate	15.176%	12.500%	19.950%
Weighted Average Initial Rate Cap	1.498%	1.000%	1.500%
Weighted Average Subsequent Rate Cap	1.498%	1.000%	1.500%
Weighted Average Months to Roll	22	18	35

Maturity Date		February 1, 2016	March 1, 2036
Maximum Zip Code Concentration	92336(0.74%)

ARM	81.03%
Fixed Rate	18.97%

Interest Only	9.17%	Single Family	73.92%
Not Interest Only	90.83%	Multi Family	6.72%
Weighted Average IO Term	60	Condo	7.20%
		PUD	12.16%
First Lien	95.23%
Second Lien	4.77%	Top 5 States:
		California	51.71%
Full Documentation	46.74%	Florida	7.19%
Limited Documentation	1.86%	New Jersey	5.62%
Stated Documentation	51.40%	New York	5.42%
		Massachusetts	3.57%
Purchase	57.84%
Cash Out Refinance	36.37%
Rate/Term Refinance	5.79%

Primary	96.23%
Investment	2.25%
Second / Vacation	1.52%

Current Principal Balance	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	81	3,360,780.32	0.68	10.935	346	95.83	628	40.40
50,001 - 100,000	300	22,386,610.19	4.55	10.275	355	84.33	601	39.23
100,001 - 150,000	285	35,529,600.87	7.23	9.271	356	79.49	590	39.58
150,001 - 200,000	235	41,300,304.54	8.40	8.531	357	75.18	594	42.35
200,001 - 250,000	200	44,983,179.30	9.15	8.159	357	77.16	604	42.67
250,001 - 300,000	201	55,104,606.63	11.21	8.025	357	78.46	611	41.80
300,001 - 350,000	119	38,661,836.78	7.87	7.756	357	78.97	631	43.81
350,001 - 400,000	111	41,496,786.31	8.44	8.006	357	80.83	620	43.27
400,001 - 450,000	114	48,769,761.68	9.92	7.809	357	81.93	647	44.16
450,001 - 500,000	108	51,264,888.17	10.43	7.873	357	82.36	634	43.19
500,001 - 550,000	70	36,689,046.69	7.46	7.637	355	82.92	649	43.40
550,001 - 600,000	48	27,717,807.91	5.64	7.722	357	82.85	640	41.43
600,001 - 650,000	28	17,510,259.86	3.56	7.668	357	82.58	649	42.06
650,001 - 700,000	7	4,712,041.93	0.96	7.983	357	85.91	647	45.96
700,001 - 750,000	17	12,451,954.47	2.53	8.034	357	83.42	647	43.47
750,001 - 800,000	1	781,697.87	0.16	9.350	358	85.00	566	43.71
800,001 - 850,000	4	3,296,583.23	0.67	7.769	358	80.59	675	47.63
850,001 - 900,000	3	2,630,021.91	0.54	7.738	358	80.00	645	38.06
950,001 - 1,000,000	3	2,890,102.89	0.59	7.768	358	83.35	650	46.01
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	44	16,354,913.93	3.33	5.805	356	76.96	638	41.47
6.000 - 6.499	143	43,618,547.05	8.87	6.276	355	77.62	638	43.88
6.500 - 6.999	126	44,799,626.83	9.11	6.786	355	79.00	644	41.74
7.000 - 7.499	156	51,631,274.78	10.50	7.278	357	80.21	631	43.39
7.500 - 7.999	288	94,508,585.69	19.23	7.782	357	79.38	636	42.69
8.000 - 8.499	201	59,502,208.33	12.11	8.263	358	80.21	633	42.87
8.500 - 8.999	244	64,306,460.79	13.08	8.734	358	79.91	609	43.16
9.000 - 9.499	148	36,316,104.11	7.39	9.227	357	80.39	611	42.15
9.500 - 9.999	186	34,258,007.41	6.97	9.740	357	82.73	583	40.51
10.000 - 10.499	96	15,222,530.00	3.10	10.211	356	82.50	569	41.92
10.500 - 10.999	95	12,034,410.24	2.45	10.768	354	85.92	587	41.74
11.000 - 11.499	63	7,012,698.24	1.43	11.252	357	92.12	617	42.56
11.500 - 11.999	53	4,285,673.96	0.87	11.754	357	91.81	616	39.64
12.000 - 12.499	54	4,383,735.32	0.89	12.211	354	96.64	625	42.22
12.500 - 12.999	33	2,946,343.95	0.60	12.725	357	98.41	622	39.84
13.000 - 13.499	2	176,860.16	0.04	13.177	357	100.00	585	45.05
13.500 - 13.999	3	179,890.76	0.04	13.723	358	100.00	630	45.40
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	236	41,917,746.39	8.53	9.398	357	72.94	512	42.62
525 - 549	250	46,677,783.53	9.50	8.709	356	73.10	537	41.40
550 - 574	75	21,522,305.22	4.38	8.361	357	76.32	562	43.35
575 - 599	165	42,680,454.53	8.68	8.201	357	81.17	588	42.20
600 - 624	273	70,533,333.69	14.35	7.812	357	81.36	613	41.93
625 - 649	376	100,973,634.64	20.54	7.880	357	81.95	637	43.04
650 - 674	251	77,364,627.06	15.74	8.057	357	82.83	662	43.05
675 - 699	146	41,158,314.78	8.37	7.936	355	84.23	685	42.16
700 - 724	87	26,525,700.10	5.40	7.875	357	83.57	712	43.78
725 - 749	37	10,062,793.22	2.05	7.985	357	84.18	736	40.85
750 - 774	25	7,448,538.79	1.52	8.411	356	83.77	762	44.00
775 - 799	12	4,527,403.18	0.92	7.817	357	89.19	786	39.46
800 - 824	2	145,236.42	0.03	11.693	357	100.00	807	44.21
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Combined Original LTV	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	85	12,076,898.79	2.46	7.868	355	39.58	571	40.27
50.01 - 55.00	22	4,511,011.54	0.92	8.032	357	52.87	553	40.66
55.01 - 60.00	41	7,988,532.07	1.63	7.932	357	57.96	547	42.01
60.01 - 65.00	48	12,290,499.00	2.50	7.826	357	63.55	566	42.51
65.01 - 70.00	75	16,724,214.91	3.40	8.379	356	68.67	559	43.11
70.01 - 75.00	130	33,432,343.79	6.80	8.126	356	73.85	571	42.73
75.01 - 80.00	861	253,394,004.89	51.55	7.886	357	79.91	640	43.01
80.01 - 85.00	140	38,499,368.11	7.83	8.090	357	84.58	597	40.85
85.01 - 90.00	166	63,176,782.65	12.85	8.297	356	89.75	626	43.18
90.01 - 95.00	66	23,822,257.71	4.85	8.152	357	94.75	661	40.90
95.01 - 100.00	301	25,621,958.09	5.21	11.141	356	99.97	656	41.24
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	2	87,003.88	0.02	9.213	118	64.27	617	48.83
180	9	1,186,749.28	0.24	8.331	176	79.45	624	36.56
240	4	374,628.90	0.08	8.463	238	78.53	599	42.56
360	1,920	489,889,489.49	99.66	8.170	357	80.51	623	42.55
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	2	87,003.88	0.02	9.213	118	64.27	617	48.83
121 - 180	9	1,186,749.28	0.24	8.331	176	79.45	624	36.56
181 - 240	4	374,628.90	0.08	8.463	238	78.53	599	42.56
301 - 360	1,920	489,889,489.49	99.66	8.170	357	80.51	623	42.55
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Debt Ratio	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	41	7,804,170.12	1.59	8.578	358	79.89	615	11.78
20.01 - 25.00	66	14,861,423.19	3.02	8.320	357	78.22	617	22.66
25.01 - 30.00	89	17,551,380.38	3.57	8.187	357	79.40	606	27.87
30.01 - 35.00	177	37,211,056.79	7.57	8.292	354	79.34	619	32.82
35.01 - 40.00	291	67,289,726.40	13.69	8.190	357	79.84	622	37.96
40.01 - 45.00	430	111,908,115.46	22.77	8.163	357	81.64	626	42.80
45.01 - 50.00	718	203,576,238.54	41.42	8.173	357	82.04	632	48.01
50.01 - 55.00	116	29,805,114.11	6.06	7.860	357	71.47	580	52.49
55.01 - 60.00	7	1,530,646.56	0.31	6.816	357	63.87	578	56.69
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
ARM	1,393	398,316,796.31	81.03	8.183	358	79.71	619	42.55
Fixed Rate	542	93,221,075.24	18.97	8.115	353	83.90	640	42.48
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2/28 ARM	432	100,793,180.79	20.51	8.965	358	78.83	586	42.29
2/28 ARM Balloon	797	245,346,029.72	49.91	7.974	358	79.69	626	42.84
2/28 ARM IO	117	38,991,554.87	7.93	7.810	358	81.64	665	41.09
3/27 ARM	23	4,907,458.02	1.00	7.969	356	80.54	602	44.04
3/27 ARM Balloon	9	2,177,119.62	0.44	8.240	357	80.96	584	43.21
3/27 ARM IO	15	6,101,453.29	1.24	6.209	355	81.27	650	43.17
Fixed	433	54,516,259.03	11.09	8.955	351	87.69	640	41.55
30/40 Balloon	109	38,704,816.21	7.87	6.932	356	78.57	640	43.78
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	1,803	446,444,863.39	90.83	8.229	357	80.39	619	42.65
Interest Only	132	45,093,008.16	9.17	7.594	358	81.59	663	41.37
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,803	446,444,863.39	90.83	8.229	357	80.39	619	42.65
60	132	45,093,008.16	9.17	7.594	358	81.59	663	41.37
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	686	157,015,777.73	31.94	8.855	357	80.88	616	41.90
12	69	20,852,093.41	4.24	8.147	357	79.93	646	44.60
24	948	256,118,415.97	52.11	7.982	358	80.30	623	42.83
36	232	57,551,584.44	11.71	7.148	352	80.58	634	42.22
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1	1,637	468,080,630.15	95.23	8.013	357	79.53	622	42.59
2	298	23457241.40	4.77	11.308	355	99.85	656	41.53
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	1,015	229,755,912.00	46.74	7.728	357	79.48	602	42.04
Stated Documentation	882	252,637,229.01	51.40	8.590	357	81.46	643	43.17
Limited Documentation	38	9,144,730.54	1.86	7.688	346	79.71	603	37.45
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	1,141	284,292,130.94	57.84	8.267	357	83.02	649	42.87
Cash-out Refinance	693	178,790,407.36	36.37	8.085	356	76.39	583	42.09
Rate-term Refinance	101	28,455,333.25	5.79	7.735	357	81.23	614	42.02
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	1,418	363,324,609.39	73.92	8.145	357	79.96	619	42.29
PUD	265	59,781,999.98	12.16	8.388	357	83.01	625	43.00
Condo	142	35,383,116.11	7.20	8.197	357	80.51	635	42.64
Multi Family	110	33,048,146.07	6.72	8.031	357	81.88	657	44.29
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary	1,862	472,987,797.11	96.23	8.140	357	80.43	622	42.76
Investment	36	11,064,293.51	2.25	9.079	358	78.95	652	35.91
Second/Vacation	37	7,485,780.93	1.52	8.774	357	87.40	667	38.50
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
AA	1,527	404,987,405.72	82.39	8.044	357	81.72	637	42.55
A+	123	31,295,581.12	6.37	8.391	358	81.38	581	43.21
A-	93	22,380,696.02	4.55	8.537	357	74.68	560	41.92
B	92	16,518,763.10	3.36	9.183	355	72.09	537	41.80
C	93	15,202,762.01	3.09	9.229	356	65.65	535	41.96
C-	7	1,152,663.58	0.23	11.053	357	60.06	520	49.01
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	12	1,348,876.58	0.27	9.620	358	83.22	566	40.27
Alaska	4	675,645.10	0.14	9.043	358	78.37	575	39.10
Arizona	73	14,755,112.84	3.00	8.543	357	81.18	612	40.78
Arkansas	9	1,011,661.59	0.21	9.009	358	91.03	608	28.26
California	751	254,175,883.35	51.71	7.847	357	80.16	632	42.97
Colorado	10	1,774,587.06	0.36	8.129	357	80.83	598	39.10
Connecticut	21	4,237,526.93	0.86	8.576	335	80.29	616	39.78
Delaware	1	82,761.27	0.02	12.900	358	100.00	636	49.41
District Of Columbia	2	639,583.74	0.13	8.515	357	86.65	593	46.42
Florida	188	35,328,398.45	7.19	8.754	355	81.18	620	42.79
Georgia	37	5,210,056.14	1.06	8.848	356	80.96	588	39.30
Hawaii	33	10,570,389.03	2.15	7.257	356	85.24	667	43.78
Idaho	5	551,492.06	0.11	8.703	357	80.89	602	46.25
Illinois	63	11,758,221.47	2.39	8.744	358	81.74	603	40.45
Indiana	3	354,644.52	0.07	7.976	357	83.57	615	35.51
Iowa	3	259,419.51	0.05	8.593	358	74.14	559	33.49
Kansas	7	752,847.85	0.15	10.303	357	80.52	562	36.60
Kentucky	1	65,571.02	0.01	8.900	358	80.00	523	35.98
Louisiana	1	55,557.43	0.01	11.550	359	95.00	585	29.38
Maine	12	1,947,790.01	0.40	9.125	358	84.63	598	37.28
Maryland	50	11,583,479.24	2.36	8.684	356	76.82	577	42.72
Massachusetts	62	17,566,149.17	3.57	8.361	357	79.50	604	41.66
Michigan	24	2,984,956.45	0.61	9.509	358	80.72	572	41.52
Minnesota	8	848,234.10	0.17	9.270	357	76.42	575	41.26
Mississippi	2	307,790.90	0.06	9.999	358	82.69	581	47.05
Missouri	7	1,217,224.29	0.25	9.149	339	76.84	608	44.98
Montana	4	503,615.22	0.10	8.220	357	81.93	569	44.45
Nebraska	2	176,351.87	0.04	10.352	358	92.61	580	30.63
Nevada	47	8,913,660.72	1.81	8.451	357	82.82	646	43.61
New Hampshire	3	599,842.89	0.12	10.359	358	81.12	520	40.87
New Jersey	97	27,610,061.67	5.62	8.461	357	79.89	615	43.07
New Mexico	15	2,847,856.14	0.58	8.360	357	77.09	590	42.79
New York	93	26,647,582.01	5.42	7.939	357	81.70	650	43.42
North Carolina	8	718,576.56	0.15	9.535	358	77.71	570	41.52
Ohio	17	2,258,595.89	0.46	9.475	357	85.36	556	38.46
Oklahoma	5	680,248.96	0.14	7.588	356	80.87	625	34.41
Oregon	14	1,967,795.42	0.40	8.361	354	77.77	605	32.87
Pennsylvania	18	3,201,769.30	0.65	8.889	351	79.00	582	42.67
Rhode Island	5	993,522.05	0.20	10.101	358	85.09	593	46.08
South Carolina	13	1,532,040.94	0.31	9.006	357	82.54	585	38.36
South Dakota	1	60,690.07	0.01	9.500	358	75.00	519	31.61
Tennessee	16	2,343,939.18	0.48	8.671	354	80.93	615	43.17
Texas	105	13,813,466.94	2.81	8.835	356	80.60	589	41.67
Utah	11	2,412,421.46	0.49	8.564	357	81.47	647	46.70
Virginia	29	6,384,346.58	1.30	8.326	357	84.04	626	42.57
Washington	24	5,201,215.32	1.06	7.809	357	75.79	602	41.95
West Virginia	1	60,923.87	0.01	10.300	357	100.00	695	41.18
Wisconsin	18	2,545,488.39	0.52	9.402	358	75.46	553	40.69
Total:	1,935	491,537,871.55	100.00	8.170	357	80.50	623	42.54

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
4.000 - 4.499	1	136,455.50	0.03	9.900	358	65.00	507	41.19
5.000 - 5.499	3	842,952.33	0.21	7.552	354	80.00	655	46.79
5.500 - 5.999	385	111,273,640.42	27.94	7.711	357	79.13	624	42.82
6.000 - 6.499	850	254,219,610.23	63.82	8.252	358	80.78	625	42.43
6.500 - 6.999	78	16,639,747.75	4.18	9.242	358	76.40	561	43.06
7.000 - 7.499	74	14,210,498.60	3.57	9.448	358	68.71	542	41.53
8.000 - 8.499	1	534,891.48	0.13	7.990	358	80.00	653	48.80
8.500 - 8.999	1	459,000.00	0.12	8.250	358	89.13	603	42.20
Total:	1,393	398,316,796.31	100.00	8.183	358	79.71	619	42.55

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	32	11,713,838.21	2.94	5.734	356	77.07	640	41.17
6.000 - 6.499	48	12,881,743.81	3.23	6.309	357	75.44	637	45.22
6.500 - 6.999	97	33,967,595.83	8.53	6.797	357	78.26	640	41.68
7.000 - 7.499	143	46,928,249.06	11.78	7.289	357	80.34	630	43.40
7.500 - 7.999	266	88,794,788.85	22.29	7.784	358	79.57	635	42.74
8.000 - 8.499	185	56,409,142.44	14.16	8.262	358	80.47	633	42.78
8.500 - 8.999	219	59,428,629.48	14.92	8.730	358	79.79	608	43.05
9.000 - 9.499	140	35,069,958.58	8.80	9.225	358	80.48	612	42.60
9.500 - 9.999	123	28,559,697.59	7.17	9.725	358	81.71	576	40.39
10.000 - 10.499	67	12,388,430.30	3.11	10.213	358	79.30	551	41.47
10.500 - 10.999	42	7,705,318.50	1.93	10.754	358	79.90	551	41.52
11.000 - 11.499	19	2,997,030.68	0.75	11.275	358	82.24	550	42.21
11.500 - 11.999	6	848,776.35	0.21	11.712	357	62.32	522	35.99
12.000 - 12.499	4	453,979.80	0.11	12.205	358	72.60	513	44.06
12.500 - 12.999	2	169,616.83	0.04	12.731	357	72.43	512	40.32
Total:	1,393	398,316,796.31	100.00	8.183	358	79.71	619	42.55

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
12.500 - 12.999	32	11,713,838.21	2.94	5.734	356	77.07	640	41.17
13.000 - 13.499	48	12,881,743.81	3.23	6.309	357	75.44	637	45.22
13.500 - 13.999	97	33,967,595.83	8.53	6.797	357	78.26	640	41.68
14.000 - 14.499	143	46,928,249.06	11.78	7.289	357	80.34	630	43.40
14.500 - 14.999	270	89,785,185.42	22.54	7.794	358	79.62	635	42.66
15.000 - 15.499	193	57,892,232.18	14.53	8.289	358	80.39	631	42.78
15.500 - 15.999	216	58,591,085.74	14.71	8.734	358	79.75	608	43.18
16.000 - 16.499	133	33,720,205.73	8.47	9.226	358	80.64	615	42.48
16.500 - 16.999	122	28,406,844.76	7.13	9.726	358	81.66	577	40.38
17.000 - 17.499	66	12,255,093.41	3.08	10.213	358	79.24	551	41.77
17.500 - 17.999	42	7,705,318.50	1.93	10.754	358	79.90	551	41.52
18.000 - 18.499	19	2,997,030.68	0.75	11.275	358	82.24	550	42.21
18.500 - 18.999	6	848,776.35	0.21	11.712	357	62.32	522	35.99
19.000 - 19.499	4	453,979.80	0.11	12.205	358	72.60	513	44.06
19.500 - 19.999	2	169,616.83	0.04	12.731	357	72.43	512	40.32
Total:	1,393	398,316,796.31	100.00	8.183	358	79.71	619	42.55

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	10	1,862,866.62	0.47	9.031	358	83.93	597	36.73
1.500	1,383	396,453,929.69	99.53	8.179	358	79.69	619	42.58
Total:	1,393	398,316,796.31	100.00	8.183	358	79.71	619	42.55

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	10	1,862,866.62	0.47	9.031	358	83.93	597	36.73
1.500	1,383	396,453,929.69	99.53	8.179	358	79.69	619	42.58
Total:	1,393	398,316,796.31	100.00	8.183	358	79.71	619	42.55

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
16 - 18	2	494,681.47	0.12	6.589	354	78.52	599	43.18
19 - 21	393	114,859,461.94	28.84	7.814	357	78.93	617	42.46
22 - 24	951	269,776,621.97	67.73	8.392	358	79.98	620	42.54
28 - 30	10	2,923,584.35	0.73	6.117	354	82.11	645	45.12
31 - 33	18	6,482,955.00	1.63	6.727	356	81.50	634	43.23
34 - 36	19	3,779,491.58	0.95	8.846	358	79.10	579	42.70
Total:	1,393	398,316,796.31	100.00	8.183	358	79.71	619	42.55

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination:	Brian Bernard	834-5139	Brian McDonald	834-4154
	Paul White	834-5440	Andy Cherna	834-4154
	Tom Roh	834-5936	Randall Outlaw	834-4154
	Jamie Gordon	834-5409
	Parissa Monadjemi	834-5727	Melissa Traylor	834-4154
	Swapna Putcha	834-5435
	Alissa Smith	834-5432
	Kathryn Bauer	834-9986
	Shilla Kim-Parker	834-5006
Structuring/
Home Equity Trading:	Robert Miller	834-2428
	Raj Kothari	834-3339
	Kevin Lynn	834-2394	Asset-Backed Trading
	Osmin Rivera	834-2151	Peter Basso	834-3720
			Maria Lopes	834-3720
			Vikas Sarna	834-3720
			Nick Sykes	834-3720

Rating Agency Contacts

Standard & Poor’s
Spencer M. Van Kirk	(212) 438-3135

Moody’s
Douglas Hamilton	(212) 553-7989

Fitch
Sara Grohl	(212) 908-0564

Please Direct All Questions to the Syndicate Desk (x4-4154) Brian McDonald Andy Cherna Randall Outlaw Melissa Traylor